                                                                EXHIBIT 10.41

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                                  INDENTURE OF TRUST



                             Dated as of November 1, 1996


                                       between


                      LA MIRADA INDUSTRIAL DEVELOPMENT AUTHORITY


                                         and


                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                      as trustee



                      La Mirada Industrial Development Authority
       Taxable Variable/Fixed Rate Demand Industrial Development Revenue Bonds
                      (Rykoff-Sexton, Inc. Project) Series 1996


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

                                  TABLE OF CONTENTS



                                      ARTICLE I
                        DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.02.  Rules of Construction . . . . . . . . . . . . . . . . . . . 12

                                      ARTICLE II
                                      THE BONDS

Section 2.01.  Issuance of Bonds; Form; Dating . . . . . . . . . . . . . . 13
Section 2.02.  Interest on the Bonds . . . . . . . . . . . . . . . . . . . 13
Section 2.03.  Optional and Mandatory Tender of Bonds  . . . . . . . . . . 19
Section 2.04.  Execution and Authentication. . . . . . . . . . . . . . . . 21
Section 2.05.  Bond Register . . . . . . . . . . . . . . . . . . . . . . . 22
Section 2.07.  Mutilated, Lost, Stolen, Destroyed or Undelivered Bonds . . 22
Section 2.08.  Cancellation of Bonds . . . . . . . . . . . . . . . . . . . 23
Section 2.09.  Temporary Bonds . . . . . . . . . . . . . . . . . . . . . . 23
Section 2.10.  Book-Entry System . . . . . . . . . . . . . . . . . . . . . 23
Section 2.11.  Additional Bonds. . . . . . . . . . . . . . . . . . . . . . 24

                                     ARTICLE III
                    REDEMPTION, PURCHASE AND REMARKETING OF BONDS

Section 3.01.  Circumstances of Redemption . . . . . . . . . . . . . . . . 27
Section 3.02.  Notices to Trustee. . . . . . . . . . . . . . . . . . . . . 29
Section 3.03.  Selection of Bonds to Be Redeemed . . . . . . . . . . . . . 29
Section 3.04.  Redemption Notices. . . . . . . . . . . . . . . . . . . . . 29
Section 3.05.  Payment of Bonds Called for Redemption. . . . . . . . . . . 29
Section 3.06.  Bonds Redeemed in Part. . . . . . . . . . . . . . . . . . . 30
Section 3.07.  Remarketing of Bonds. . . . . . . . . . . . . . . . . . . . 30
Section 3.08.  Purchase of Bonds . . . . . . . . . . . . . . . . . . . . . 31
Section 3.09.  Delivery of Purchased Bonds . . . . . . . . . . . . . . . . 31

                                      ARTICLE IV
                     APPLICATION OF PROCEEDS AND PAYMENT OF BONDS

Section 4.01.  Application of Proceeds . . . . . . . . . . . . . . . . . . 33
Section 4.02.  Bond Fund . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 4.03.  Investments of Moneys . . . . . . . . . . . . . . . . . . . 34
Section 4.04.  Moneys Held in Trust. . . . . . . . . . . . . . . . . . . . 35

                                      ARTICLE V
                                   LETTER OF CREDIT

Section 5.01.  Requirements for Letter of Credit . . . . . . . . . . . . . 36
Section 5.02.  Draws . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

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                                      ARTICLE VI
                            PLEDGE OF REVENUES; COVENANTS

Section 6.01.  Pledge of Revenues. . . . . . . . . . . . . . . . . . . . . 39
Section 6.02.  Payment of Bonds. . . . . . . . . . . . . . . . . . . . . . 39
Section 6.03.  Further Assurances. . . . . . . . . . . . . . . . . . . . . 39
Section 6.04.  Continuing Disclosure . . . . . . . . . . . . . . . . . . . 39

                                     ARTICLE VII
                                DISCHARGE OF INDENTURE

Section 7.01.  Bonds Deemed Paid . . . . . . . . . . . . . . . . . . . . . 40
Section 7.02.  Application of Trust Moneys . . . . . . . . . . . . . . . . 40
Section 7.03.  Repayment to Credit Bank and Company. . . . . . . . . . . . 40

                                     ARTICLE VIII
                                DEFAULTS AND REMEDIES

Section 8.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . 42
Section 8.02.  Acceleration. . . . . . . . . . . . . . . . . . . . . . . . 43
Section 8.03.  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . 43
Section 8.04.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . 43
Section 8.05.  Control by Majority . . . . . . . . . . . . . . . . . . . . 44
Section 8.06.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . 44
Section 8.07.  Rights of Owners to Receive Payment . . . . . . . . . . . . 44
Section 8.08.  Collection Suit by Trustee. . . . . . . . . . . . . . . . . 44
Section 8.09.  Trustee May File Proofs of Claim. . . . . . . . . . . . . . 44
Section 8.10.  Priorities. . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 8.11.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . 45

                                      ARTICLE IX
                     TRUSTEE, TENDER AGENT AND REMARKETING AGENT

Section 9.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . 46
Section 9.02.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . 47
Section 9.03.  Individual Rights of Trustee. . . . . . . . . . . . . . . . 47
Section 9.04.  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . 47
Section 9.05.  Notice of Defaults. . . . . . . . . . . . . . . . . . . . . 47
Section 9.06.  Compensation of Trustee . . . . . . . . . . . . . . . . . . 47
Section 9.07.  Eligibility of Trustee. . . . . . . . . . . . . . . . . . . 48
Section 9.08.  Replacement of Trustee. . . . . . . . . . . . . . . . . . . 48
Section 9.09.  Acceptance of Trust by Successor Trustee. . . . . . . . . . 49
Section 9.10.  Duties of Remarketing Agent . . . . . . . . . . . . . . . . 49
Section 9.11.  Eligibility of Remarketing Agent. . . . . . . . . . . . . . 49
Section 9.12.  Replacement of Remarketing Agent. . . . . . . . . . . . . . 50
Section 9.13.  Compensation of Remarketing Agent . . . . . . . . . . . . . 50
Section 9.14.  Successor Trustee or Remarketing Agent by Merger. . . . . . 50
Section 9.15.  Separate or Co-Trustee. . . . . . . . . . . . . . . . . . . 50
Section 9.16.  Tender Agent. . . . . . . . . . . . . . . . . . . . . . . . 51
Section 9.17.  Qualifications of Tender Agent. . . . . . . . . . . . . . . 52


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                                      ARTICLE X
                      AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE

Section 10.01. Without Consent of Bondholders. . . . . . . . . . . . . . . 53
Section 10.02. With Consent of Bondholders . . . . . . . . . . . . . . . . 54
Section 10.03. Effect of Consents. . . . . . . . . . . . . . . . . . . . . 54
Section 10.04. Notation on or Exchange of Bonds. . . . . . . . . . . . . . 54
Section 10.05. Signing by Trustee of Amendments and Supplements. . . . . . 54
Section 10.06. Company and Credit Bank Consent Required. . . . . . . . . . 54
Section 10.07. Notice to Bondholders . . . . . . . . . . . . . . . . . . . 55

                                      ARTICLE XI
                   AMENDMENTS OF AND SUPPLEMENTS TO LOAN AGREEMENT

Section 11.01. Without Consent of Bondholders. . . . . . . . . . . . . . . 56
Section 11.02. With Consent of Bondholders . . . . . . . . . . . . . . . . 56
Section 11.03. Consents by Trustee to Amendments or Supplements. . . . . . 56

                                     ARTICLE XII
                                    MISCELLANEOUS

Section 12.01. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Section 12.02. Bondholders' Consents . . . . . . . . . . . . . . . . . . . 57
Section 12.03. Limitation of Rights. . . . . . . . . . . . . . . . . . . . 57
Section 12.04. Severability. . . . . . . . . . . . . . . . . . . . . . . . 58
Section 12.05. Payments Due on Non-Business Days . . . . . . . . . . . . . 58
Section 12.06. Governing Law . . . . . . . . . . . . . . . . . . . . . . . 58
Section 12.07. Captions. . . . . . . . . . . . . . . . . . . . . . . . . . 58
Section 12.08. No Recourse Against Issuer's Officers . . . . . . . . . . . 58
Section 12.09. Limitation of Liability . . . . . . . . . . . . . . . . . . 58
Section 12.10. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 58
Section 12.11. Notice to Rating Agencies . . . . . . . . . . . . . . . . . 58

EXHIBIT A - FORM OF BOND

                                  INDENTURE OF TRUST


    THIS INDENTURE OF TRUST, made and entered into as of the first day of November, 1996, by and between the La Mirada Industrial Development Authority, a public body, corporate and politic, organized and existing under the laws of the State of California (the "Issuer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association duly organized and in good standing, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America with its principal office located in Irvine, California as trustee (the "Trustee").

                                 W I T N E S S E T H:

    WHEREAS, the Issuer is empowered by the provisions of the laws of the State of California, including without limitation Chapter 1 of Title 10 of the Government Code of the State of California (the "Act"), to issue bonds for the purpose of facilitating the financing of certain capital projects consisting of industrial facilities; and

    WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer now intends to issue its Taxable Variable/Fixed Rate Demand Industrial Development Revenue Bonds (Rykoff-Sexton, Inc. Project) Series 1996 in the aggregate principal amount of $25,900,000 (the "Bonds") and loan the proceeds to Rykoff-Sexton, Inc. (the "Company") for the purpose of financing the acquisition, construction, installation and equipping of a warehouse and distribution center located in the City of La Mirada, California; and

    WHEREAS, the execution and delivery of this Indenture, as hereinafter defined, and the issuance of the Bonds under the Act as herein provided have been in all respects duly and validly authorized by proceedings duly passed on and approved by the Issuer; and

    WHEREAS, the Bonds will be payable from payments to be made by the Company pursuant to the Agreement, as hereinafter defined and will be secured by a pledge of the Revenues, as hereinafter defined, received by the Trustee hereunder;

    NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of the other and for the benefit of the Owners, as hereinafter defined, of the Bonds issued pursuant to this Indenture.

                                 GRANTING CLAUSE

    To secure the payment of the Bonds, the Issuer assigns to the Trustee and grants to the Trustee a security interest in all right, title and interest of the Issuer in and to (a) the Revenues (as defined in this Indenture) (b) the Loan Agreement, including the current and continuing right to claim, collect, receive and give receipts for all amounts payable by or receivable from the Company under the Loan Agreement, to bring actions and proceedings under the Loan Agreement for the enforcement of the Loan Agreement and to do all things that the Issuer is entitled to under the Loan Agreement, but excluding the Unassigned Rights, as hereinafter defined, and (c) all moneys and securities held from time to time by the Trustee as provided in this Indenture for the equal and proportionate benefit of all Owners of the Bonds without priority or distinction as to lien or otherwise of any Bonds over any other Bonds, except as otherwise provided in this Indenture.

                                      ARTICLE I

                        DEFINITIONS AND RULES OF CONSTRUCTION

    Section 1.01. DEFINITIONS. For all purposes of this Indenture, unless the context requires otherwise, the following terms shall have the following meanings:

    "Act" is defined in the first recital clause of this Indenture.

    "Additional Bonds" means Bonds, other than Series 1996 Bonds, authorized to be issued and delivered pursuant to Sections 2.01 and 2.10 hereof.

    "Alternate Credit Facility" means an irrevocable letter of credit, bank bond purchase agreement, bond insurance policy, revolving credit agreement, surety bond or other agreement or instrument under which any person or entity (other than the Issuer or the Company) undertakes to make or provide to make payments of the principal and purchase price of, and interest on the Bonds, as and when due and delivered pursuant to the Indenture in substitution for a Letter of Credit.

    "Authorized Bank Representative" means any person who at the time and from time to time may be designated as such, by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Credit Bank, by any officer or agent of the Credit Bank, which certificate may designate an alternate or alternates.

    "Authorized Denominations" means $100,000 and any integral multiple of $5,000 in excess thereof.

    "Authorized Issuer Representative" means the Chairman, Executive Director and Treasurer of the La Mirada Industrial Development Authority or any other person designated to act in such capacity by a Certificate of the Issuer containing the specimen signature of any of such persons, which certificate may designate an alternate or alternates.

    "Available Moneys" means (1) during any period a Letter of Credit is in effect:

         (a) proceeds from the remarketing of any Bonds tendered for purchase pursuant to the Indenture to any person other than the Issuer or the Company or any "insider" (as defined in the Bankruptcy Code) of the Issuer or the Company;

         (b)  moneys derived from any draw on the Letter of Credit;

         (c) any other moneys or securities if there is delivered to the Trustee an opinion of an attorney-at-law, who is not a full-time employee of the Company, the Bank, the Issuer or the Remarketing Agent, having expertise in bankruptcy matters (which opinion may assume that no Bondholder is an "insider" as defined in the Bankruptcy Code) to the effect that the use of such moneys or securities to pay the principal or purchase price of, premium, if any, or interest on such Bonds would not be voidable as preferential payments under Section 547 of the Bankruptcy Code or recoverable under Section 550 of the Bankruptcy Code should the Company become a debtor in a proceeding commenced thereunder, which opinion shall also be addressed to and acceptable to any Rating Agency then rating the Bonds; or

         (d)  earnings derived from the investment of any of the foregoing; or


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


    (2) during any period a Letter of Credit is not in effect, any moneys held by the Trustee in any fund or account under the Indenture used to pay principal of, premium, if any, or interest on, or the purchase price of, the Bonds.

    "Bankruptcy Filing" means the filing of a petition by or against the Issuer or the Company under any Bankruptcy act or similar act. If the petition has been dismissed and the dismissal is final and not subject to appeal at the relevant time, the filing will not be considered to have occurred.

    "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

    "Beneficial Owner" is defined in Section 2.10 when the Bonds are in the Book-Entry System and otherwise means the Bondholder.

    "Bond Fund" means the fund of that name created pursuant to Section 4.02 hereof.

    "Bondholder" or "Owner" means the registered owner of any Bond.

    "Bonds" is defined in the second recital clause of this Indenture.

    "Book-Entry System" means the system maintained by the Securities Depository and described in Section 2.10.

    "Business Day" means any day which is not (i) a Saturday or Sunday, (ii) a day on which banking institutions in the cities of New York, New York or Chicago, Illinois, (or if different, in the cities in which the principal corporate trust office of the Trustee, the principal office of the Remarketing Agent and the office of the Credit Bank at which demands for payment under the Letter of Credit are to be honored are located) are authorized or required by law or executive order to close or (iii) a day on which the New York Stock Exchange is closed.

    "Closing Date" means November 20, 1996.

    "Commercial Paper Mode" means each period of time, comprised of Commercial Paper Periods, during which Commercial Paper Rates are in effect.

    "Commercial Paper Period" means, with respect to any Bond, each period established pursuant to Section 2.02(a)(3).

    "Commercial Paper Rate" means, with respect to any Bond, the interest rate on such Bond established pursuant to Section 2.02(a)(3).

    "Commercial Paper Rate Conversion Date" means each Interest Payment Date on which the Bonds first begin to bear interest at a Commercial Paper Rate pursuant to the provisions of this Indenture.

    "Commercial Paper Rate Reset Date" means each Interest Payment Date on which commences a new Commercial Paper Period, upon which a new Commercial Paper Rate established pursuant to this Indenture becomes effective.

    "Company" means Rykoff-Sexton, Inc., a Delaware corporation, and its permitted successors and assigns as provided in Section 5.2 of the Loan Agreement.

    "Company Representative" means the Chief Financial Officer or Treasurer of the Company or any other person at the time designated by a written certificate furnished to the Trustee and the Issuer containing the specimen signature of such person and signed on behalf of the Company by any of its Officers. The certificate may designate an alternate or alternates.

    "Conversion Date" means a Daily Rate Conversion Date, a Weekly Rate Conversion Date, a Commercial Paper Rate Conversion Date or a Long-Term Interest Rate Conversion Date, as appropriate.

    "Credit Bank" means the issuer of a Letter of Credit, or the issuer of any substitution thereof, and its successors and assigns, or the issuer of any Alternate Credit Facility, and its successors and assigns, and initially shall be The First National Bank of Chicago.

    "Daily Rate" means any interest rate on the Bonds established pursuant to
Section 2.02(a)(1) hereof.

    "Daily Rate Conversion Date" means each Interest Payment Date on which the Bonds first begin to bear interest at a Daily Rate pursuant to the provisions of this Indenture.

    "Daily Rate Period" means each period established pursuant to Section 2.02(a)(1) hereof.

    "Daily Rate Mode" means each period of time, comprised of a Daily Rate Interest Period, during which a Daily Rate is in effect.

    "Deed of Trust" shall mean any deed of trust securing the obligations of the Company under the Reimbursement Agreement, as such deed of trust may be originally executed or as from time to time supplemented and amended.

    "Event of Default" is defined in Section 8.01.

    "Government Obligations" means direct obligations of, or obligations the timely payment of the principal of, and interest on, which are not subject to prepayment or call for redemption and are fully and unconditionally guaranteed by the United States of America, which, at the time of investment, are legal investments under the law of the State for the moneys proposed to be invested therein.

    "Indenture" means this Indenture of Trust, as amended or supplemented from time to time in accordance with its terms.

    "Interest Mode" means the Daily Rate Mode, the Weekly Rate Mode, the Commercial Paper Mode or the Long-Term Interest Rate Mode, as appropriate.

    "Interest Payment Date" means (a) for interest accrued during any Daily
Rate Period, the first Business Day of each month, commencing with the first Business Day of the month next succeeding each Daily Rate Conversion Date, or, if applicable, the Closing Date, any Purchase Date established pursuant to
Section 2.03(b) or any date upon which the outstanding principal amount of Bonds becomes due, (b) for interest accrued during any Weekly Rate Period, the first Business Day of each month, commencing with the first Business Day of the month next succeeding each Weekly Rate Conversion Date, or, if applicable, the Closing Date, any Purchase Date established pursuant to Section 2.03(b) or any date upon which the outstanding principal amount of Bonds becomes due, (c) for interest accrued during any Long-Term Interest Rate Period, the first date of the sixth calendar month following the Long-Term Interest Rate Conversion Date and the first day of each successive sixth calendar month, if any, of such Long-Term Interest Rate Period; provided, however, the final Interest Payment Date with respect to any such Long-Term Interest Rate Period shall be the first Business Day of the calendar month immediately following the expiration of such Long-Term Interest Rate Period, or the maturity date of the Bonds and (d) for interest accrued during any Commercial Paper Period, the Business Day which immediately succeeds the last date of any Commercial Paper Period applicable to any Bond.

    "Interest Period" means a Daily Rate Interest Period, a Weekly Rate
Interest Period, a Commercial Paper Rate Interest Period or a Long-Term Interest Rate Period, as appropriate.

    "Issuer" means the La Mirada Industrial Development Authority, or its successors and assigns.

    "Letter of Credit" means the Letter of Credit delivered on the Closing Date, any substitute letter of credit issued in substitution thereof, or any extension or renewal thereof, and, if an Alternate Credit Facility is issued, the Alternate Credit Facility, as extended or amended from time to time. All references to "Letter of Credit" shall be of no effect at any time that no Letter of Credit secures the Bonds, except with respect to rights of any Credit Bank created under the Indenture which do not, by their terms, expire upon the termination of the Letter of Credit issued by such Credit Bank.

    "LIBOR" means a rate of interest equal to:

         (a) the offered rate for deposits in United States Dollars which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first of each date a rate is set (unless such date is not a Business Day, in which event the next succeeding Business Day will be used).

         (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such date a rate is set (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board), which are required to be maintained by a member bank of the Federal Reserve System.

    If such interest rates shall cease to be available from Telerate News Service, the LIBOR rate shall be determined from such financial reporting service.

    "Loan Agreement" means the Loan Agreement, dated as of the date of this Indenture, between the Issuer and the Company, as amended or supplemented from time to time in accordance with its terms.

    "Long-Term Interest Rate" means any interest rate on the Bonds established pursuant to Section 2.02(a)(4).

    "Long-Term Interest Rate Conversion Date" means each Interest Payment Date on which the Bonds first begin to bear interest at a Long-Term Interest Rate pursuant to the provisions of this Indenture.

    "Long-Term Interest Rate Mode" means each period of time, comprise of a Long-Term Interest Rate Period, during which a Long-Term Interest Rate is in effect.

    "Long-Term Interest Rate Period " means each period established pursuant to
Section 2.02(a)(4), which period shall extend for greater than 270 days.

    "Long-Term Interest Rate Reset Date" means each Interest Payment Date on which commences a new Long Term Interest Rate Period, upon which a new Long Term Interest Rate established pursuant to the Indenture becomes effective.

    "Maturity Date" means December 1, 2026.

    "Maximum Rate" means the rate per annum equal to the lesser of (a) 12% per annum, or (b) if a Letter of Credit is then in effect, the maximum interest rate for purposes of calculating the interest portion of the stated amount of such Letter of Credit.

    "Net Proceeds" when used with respect to any insurance proceeds or condemnation award, shall mean the amount remaining after deducting from the gross proceeds thereof all expenses (including attorneys' fees) incurred in the collection of such proceeds or award.

    "Opinion of Counsel" means a written opinion of counsel who is reasonably acceptable to the Issuer, the Trustee and the Credit Bank. The counsel may be an employee of or counsel to the Issuer, the Trustee or the Company.

    "Outstanding" or "outstanding" when used with reference to Bonds, means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except the following:

         a. Bonds canceled or purchased by or delivered to the Trustee for cancellation;

         b. Bonds that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including premium and interest accrued to the due date, of which sufficient moneys are held by the Trustee;

         c.   Bonds deemed paid by Section 7.01; and

         d.   Bonds in lieu of which others have been authenticated under
    Section 2.05 (relating to registration and exchange of Bonds) or 2.06 (relating to mutilated, lost, stolen, destroyed or Undelivered Bonds).

Bonds purchased pursuant to tenders under Article III will continue to be Outstanding until the Company or the Credit Bank, as applicable, directs the Trustee to cancel them. Undelivered Bonds are not Outstanding, but Bonds authenticated and delivered in lieu of Undelivered Bonds as provided in the second paragraph of Section 2.06 will be Outstanding.

    "Participant" means one of the entities which deposit securities, directly or indirectly, in the Book-Entry System.

    "Permitted Investments" means any of the following obligations if and to the extent that, at the time of making the investment, they are permitted by law:

         (1) Direct obligations of, or obligations the interest on and principal of which are unconditionally guaranteed by, the United States of America, including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America and including any receipt, certificate or any other evidence of an ownership interest in such an obligation or in specified portions thereof (which may consist of specified portions of interest thereon);

         (2) Obligations issued by the Resolution Fund Corporation, the Student Loan Marketing Association, the Federal National Mortgage Association, the Federal Home Loan Bank Board, the Federal Farm Credit Bank or the Federal Home Loan Mortgage Association, or obligations, participation's or other instruments or issued by, or fully guaranteed as to interest and principal by, the Government National Mortgage Association (excluding stripped mortgage backed securities which are valued at greater than par on the unpaid principal);

         (3) Bills of exchange or time drafts drawn on and accepted by a commercial bank, otherwise known as bankers acceptances, which are eligible for purchase through a bank that is a member of the Federal Reserve System and which are drawn on any commercial bank the short-term obligations of which commercial bank are rated in the highest letter and numerical rating category as provided by each of the Rating Agencies; provided, that purchases of eligible bankers' acceptances may not exceed two hundred seventy (270) days' maturity;

         (4) Commercial paper of "prime" quality of the highest rating category as provided by each of the Rating Agencies, which commercial paper is limited to issuing corporations that are organized and operating within the United States of America and that have total assets in excess of five hundred million dollars ($500,000,000) and that have an "A" or higher rating for the issuer's unsecured debentures, other than commercial paper, as provided by each of the Rating Agencies; provided, that purchases of eligible commercial paper may not exceed one hundred eighty (180) days' maturity nor represent more than ten percent (10%) of the outstanding commercial paper of any issuing corporation; or medium-term notes with a maximum maturity of five (5) years that are subject to the credit qualifications listed above;

         (5) Negotiable and non-negotiable certificates of deposit or bank notes issued by a state or national bank or a state-licensed bank of a foreign bank that have maturities of not more than three hundred sixty-five
    (365) days and that are fully insured by the Federal Deposit Insurance Corporation or the short term obligations of which state or national bank or state-licensed branch of a foreign bank are rated no lower than "A+" or "A1" (or the equivalent);

         (6) Any repurchase agreement or reverse repurchase agreement of any securities enumerated in subdivisions (1) and (2) of this definition with any state or national bank or government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York, and with respect to which repurchase agreement or reverse repurchase agreement, it is either: (A) with any institution which has debt rated no lower than "A+" or "A1" (or the equivalent) or whose commercial paper is rated no lower than "A-1" or "P-1" (or the equivalent); (B) with any corporation or other entity that falls under the jurisdiction of the Federal Bankruptcy Code; provided, that (1) the term of such repurchase agreement or reverse repurchase agreement is less than one (1) year or due on demand; (2) a third party acting solely as agent has possession of the collateral; (3) the market value of the collateral (as determined at least once every seven (7) days) exceeds the principal amount of the repurchase agreement or reverse repurchase agreement plus accrued interest and the market value of the collateral is maintained at levels acceptable to each of the Rating Agencies; (4) failure to maintain the requisite collateral levels will require an immediate liquidation of collateral; and (5) the repurchase agreement or reverse repurchase agreement securities are free and clear of any third-party lien or claim; or (C) with financial institutions insured by the Federal Deposit Insurance Corporation or any broker-dealer with "retail customers" that falls under the jurisdiction of the Securities Investors Protection Corporation; provided, that (1) the market value of the collateral (as determined at least once every seven (7) days) exceeds the principal amount of the repurchase agreement or reverse repurchase agreement plus accrued interest and the market value of the collateral is maintained at levels acceptable to each of the Rating Agencies; (2) a third party acting solely as agent has possession of the collateral; (3) the agent has a perfected first priority security interest in the collateral; (4) the collateral is free and clear of third-party liens and, in the case of a Securities Investors Protection Corporation broker, was not acquired pursuant to repurchase agreement or reverse repurchase agreement; and (5) failure to maintain the requisite collateral percentage will require an immediate liquidation of the collateral; and with respect to any reverse repurchase agreement, the investment is solely done to supplement the income normally received from such securities;

         (7) Certificates, notes, warrants, bonds or other evidence of indebtedness of the State of California or any local agency therein which are rated in the highest short-term rating category or within one of the three highest long-term rating categories by each of the Rating Agencies (excluding securities that do not have a fixed par value and/or the terms of which do not provide a fixed dollar amount at the maturity or call date);

         (8) For amounts less than one hundred thousand dollars ($100,000), interest-bearing demand or time deposits (including certificates of deposit) in a state or national bank fully insured by the Federal Deposit Insurance Corporation; provided, that not greater than one hundred thousand dollars ($100,000) in the aggregate shall be deposited in any one such financial institution;

         (9) Investments in units of a money-market fund portfolio that is rated in the highest letter and numerical rating category by the Rating Agencies then providing a rating on the Bonds and that is composed of obligations guaranteed by the full faith and credit of the United States of America repurchase agreements collateralized by such obligations;

         (10) Upon prior notification to the Rating Agencies then providing a rating on the Bonds, investment agreements with entities that meet and maintain the following credit and collateral requirements (A) If a corporation, they are initially rated "Aaa" or "AAA" (or its equivalent); if a domestic bank, they are initially rated "B/C" or better; and if a state-licensed branch of a foreign bank, they are initially rated "B" or better; (B) If the credit quality reaches "Aa3" of "AA-" or its equivalent for corporations, "C" for domestic banks, or "B/C" for state-licensed branches of foreign banks, the provider (1) Will respond with adequate collateralization within ten (10) Business Days, (2) will value assets weekly, and (3) will present collateral at one hundred two percent (102%) on U.S. Government Treasury securities and one hundred five percent (105%) on U.S. Government Agency securities; (C) The provider must maintain minimum credit quality of "A2" or "A" or its equivalent for corporations, "C" for domestic banks, or "B/C" for state-licensed branches of foreign banks; and (D) The investment agreement must be terminated if credit ratings reach "A3" or "A-" or its equivalent for corporations, "C/D" for domestic banks of "C" for state-licensed branches of foreign banks; and

         (11)  Other obligations approved in writing by the Bank.

    "Placement Agreement" means the Placement Agreement, dated November 19, 1996, among the Issuer, the Company and The First National Bank of Chicago, relating to the placement of the Bonds upon the original issuance thereof.

    "Pledge Agreement" means the Pledge Agreement, dated as of November 1, 1996, by and between the Company and the Credit Bank.

    "Private Placement Memorandum" means the Private Placement Memorandum dated November 19, 1996, relating to the Bonds and the Project.

    "Project" means the facilities  described in Exhibit B to the Loan
Agreement.

    "Project Certificate" means the Project Certificate executed and delivered by the Company on the date of issuance of the Bonds.

    "Project Costs" means all costs properly chargeable to the acquisition, construction, installation or equipping of the Project or to its financing, including, without limitation, the following:

         (a) The cost of construction and acquisition of all lands, structures, real or personal property, rights, rights-of-way, franchises, easements and interests acquired or used for the Project.

         (b) The cost of demolishing or removing any buildings or structures on land so acquired, including the cost of acquiring any lands to which such buildings or structures may be moved.

         (c)  The cost of all machinery and equipment.

         (d)  Interest during construction of the Project.

         (e) Reserves for extensions, enlargements, additions, replacements, renovations and improvements.

         (f) The cost of architectural, engineering, financial and legal services, plans, specifications, studies, surveys, estimates, administrative expenses and other expenses necessary or incident to determining the feasibility of constructing the Project or incident to its construction, acquisition or financing.

    "Project Fund" means the fund of that name created pursuant to Section
4.01.

    "Purchase Date" means any date Bonds are to be purchased as a result of an optional or mandatory tender by the owners thereof pursuant to the provisions of
Section 2.03 of the Indenture.

    "Purchase Price" means 100% of the principal amount of Bonds to be purchased, plus interest accrued thereon, if any, to the Purchase Date; provided, however, in the event Bonds are manditorily tendered for purchase on a Substitution Date, any Rating Event Date, upon release, expiration or termination of the then existing Letter of Credit for any reason or upon purchase of the Bonds in lieu of optional redemption, any of which occurring while the Bonds are in a Long Term Interest Rate Mode, the Purchase Price shall mean the principal amount of Bonds to be purchased, plus interest accrued thereon, if any, to the Purchase Date, plus a premium equal to the redemption premium, if any, at the time payable pursuant to Section 3.01(c) hereof.

    "Purchased Bonds" means Bonds purchased from amounts drawn on the Letter of Credit pursuant to the provisions of Section 2.03 hereof.

    "Rating Agency" means Moody's Investors Service, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, and its successors and assigns, or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if either such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "Rating Agency" shall be deemed to include any other nationally recognized securities rating agency selected by the Company and approved by the Trustee and the Credit Bank, if any (which shall not be subject to any liability by reason of such approval).

    "Rating Event Date" means any date upon which the Company elects to have the Bonds no longer secured by a Letter of Credit or Alternate Letter of Credit pursuant to the provisions of Section 5.01(c) hereof, which date shall be (i) a Conversion Date on which the interest rate on all outstanding Bonds is being converted to a new Interest Mode, (ii) any day during any Long-Term Interest Rate Mode, but only a day on or after a date the Bonds are then permitted to be optionally redeemed pursuant to Section 3.01(c) hereof and only to the extent that the principal portion of the stated amount of the then-existing Letter of Credit includes, in addition to an amount equal to the principal amount of Bonds outstanding, an amount equal to any premium then payable, (iii) any Commercial Paper Rate Reset Date on which the interest rate on all Bonds in a Commercial Paper Mode shall be reset, or (iv) any day during any Daily Period, or Weekly Period.

    "Record Date" means the close of business on the Business Day next preceding any Interest Payment Date; provided, however, with respect to any Interest Payment Date for a Long-Term Interest Rate Period, the "Record Date" shall be the close of business on the fifteenth day of the calendar month next preceding such Interest Payment Date.

    "Reimbursement Agreement" means the Reimbursement Agreement executed and delivered on the Closing Date, by and between the Company and the Credit Bank, and, with respect to each subsequent Alternate Credit Facility, the agreement pursuant to which such Alternate Credit Facility is issued. All references to "Reimbursement Agreement" shall be of no effect at any time that no Letter of Credit is issued and secures the Bonds, except with respect to rights of any Credit Bank which do not by their terms expire upon the expiration of the Letter of Credit issued by such Credit Bank.

    "Remarketing Agent" means The First National Bank of Chicago and its successors acting in such capacity under this Indenture.

    "Remarketing Agreement" means the Remarketing Agreement, dated as of the date of this Indenture, between the Company and the Remarketing Agent, or any similar agreement between the Company and the Remarketing Agent, as amended or supplemented from time to time in accordance with its terms.

    "Responsible Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

    "Revenues" means all amounts pledged hereunder to the payment of principal of, premium, if any, and interest on the Bonds, consisting of the following:
(i) all moneys drawn by or paid to the Trustee under the Letter of Credit, (ii) any portion of the proceeds of the Bonds deposited with the Trustee under
Section 4.01 hereof, (iii) any income earned on investments pursuant to Section
4.03 hereof, (iv) all moneys or securities held from time to time by the Trustee hereunder (excluding moneys held to pay the Purchase Price of Bonds tendered pursuant hereto), and (v) any repayments of the Loan made by the Company pursuant to Section 4.2 or 8.1 of the Loan Agreement and any amounts derived from or in connection with the Company or the Loan Agreement, including all amounts obtained through the exercise of the remedies provided in the Loan Agreement upon the occurrence of an event of default thereunder.

    "Securities Depository" means The Depository Trust Company, New York, New York, or its nominee and the successors and assigns of such nominee, or any successor appointed under Section 2.10.

    "Series 1996 Bonds" means Bonds issued in the aggregate principal amount of $25,900,000 and dated November 20, 1996

    "State " means the State of California.

    "Substitution Date" means (i) any Conversion Date on which the interest rate on all outstanding Bonds is being converted to a new Interest Mode; (ii) any day during any Long-Term Interest Rate Mode, but only a day on or after a date the Bonds are then permitted to be optionally redeemed pursuant to Section 3.01(c) hereof and only to the extent that the principal portion of the stated amount of the then-existing Letter of Credit includes, in addition to an amount equal to the principal amount of Bonds outstanding, an amount equal to any premium then payable; (iii) any Commercial Paper Rate Reset Date on which the interest rate on all outstanding Bonds in the Commercial Paper Mode is subject to reset; or (iv) any day during any Daily Period or Weekly Period, in each case on which an Alternate Credit Facility delivered pursuant to the provisions of
Section 5.01(b) hereof becomes effective

    "Tender Agent" means Bankers Trust Company of California, N.A., and its successors acting in such capacity under the Indenture.

    "Tender Notice" has the meaning provided in Section 2.03(a) hereof.

    "Trustee" means Bankers Trust Company of California, N.A., and its successors acting in such capacity under this Indenture.

    "Unassigned Rights" means the rights of the Issuer under Sections 4.2(c),
(d) and (e), 7.3, 9.2 and 9.3 of the Loan Agreement.

    "Undelivered Bond" means any Bond purchased pursuant to tender or in lieu of redemption and which is not delivered to the Trustee for payment of the purchase price thereof and is subject to the second paragraph of Section 2.07.

    "U.S. Government Obligations" means (i) noncallable direct obligations of the United States of America for which its full faith and credit are pledged or
(ii) noncallable obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America.

    "Weekly Interest Period" means while the Bonds are in a Weekly Rate Mode, each period from and including Wednesday of each week (and if the first day of any Weekly Rate Period is not a Wednesday, the Weekly Rate Conversion Date on which such Weekly Rate Period commences) through and including the following Tuesday, whether or not such days are Business Days.

    "Weekly Rate" means any interest rate on the Bonds established pursuant to
Section 2.02(a)(2) hereof.

    "Weekly Rate Conversion Date" means each Interest Payment Date on which the Bonds first begin to bear interest at a Weekly Rate pursuant to the provisions of this Indenture.

    "Weekly Rate Mode" means each period of time, comprising of a Weekly Rate Period, during which a Weekly Rate is in effect.

    "Weekly Rate Period" means each period established pursuant to Section 2.02(a)(2) hereof.

    Section 1.02. RULES OF CONSTRUCTION. Unless the context otherwise requires:

         (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (b) references to Articles and Sections are to the Articles and Sections of this Indenture; and

         (c) the singular form of any word, including the terms defined in
    Section 1.01, includes the plural, and vice versa, and a word of any gender includes all genders.

                                      ARTICLE II

                                      THE BONDS

Section 2.01. ISSUANCE OF BONDS; FORM; DATING. The Bonds shall be designated "La Mirada Industrial Development Authority Taxable Variable/Fixed Rate Demand Industrial Development Revenue Bonds (Rykoff-Sexton, Inc. Project) and the first series of Bonds issued hereunder shall be designated "La Mirada Industrial Development Authority "Taxable Variable/Fixed Rate Demand Industrial Development Revenue Bonds (Rykoff-Sexton, Inc. Project) Series 1996". The total aggregate principal amount of Bonds that may be Outstanding shall not exceed $45,000,000, except as provided in Section 2.07 with respect to the replacement of lost, stolen, destroyed or Undelivered Bonds. The total aggregate principal amount of Series 1996 Bonds that may be issued and delivered shall be $25,900,000. The Bonds may be issued in separate series pursuant to the provision hereof and any subsequent series of Bonds shall only be issued upon compliance with the provision of Section 2.11 hereof. The Bonds shall be substantially in the form of Exhibit A to this Indenture, which is hereby incorporated by reference and made a part hereof, and in Authorized Denominations as provided for in the Bonds. The Bonds may have notations, legends or endorsements required by law or usage, including, but not limited to, restrictions on the transfer of Bonds to the extent required by securities laws.

    Each series of Bonds shall be dated the date of the original issuance and delivery of such series of Bonds and shall mature, subject to prior redemption, on the Maturity Date as established for such series of Bonds. Bonds issued in exchange for Bonds surrendered for transfer or exchange or in replacement of mutilated, lost, stolen, destroyed or Undelivered Bonds shall bear interest from the last date to which interest has been paid on the Bonds being transferred, exchanged or replaced or, if no interest has been paid, from the date of the original issuance and delivery of the Bonds. Bonds shall be numbered as determined by the Trustee.

    The principal or redemption price of Bonds will be payable, upon surrender of such Bonds, at the corporate trust office of the Trustee. Interest on the Bonds will be payable to the registered owner as of the close of business on the Record Date with respect to an Interest Payment Date, by check mailed by first class mail on the applicable Interest Payment Date; provided that payment of interest at a Daily Rate, Weekly Rate or Commercial Paper Rate will be made by the Trustee by wire transfer to the owner of $1,000,000 or more in aggregate principal amount of Bonds upon such owner providing the Trustee with written wire transfer instructions acceptable to the Trustee at least two Business Days before the applicable Record Date. If and to the extent there shall be a default in the payment of the interest due with respect to Bonds on such Interest Payment Date, such defaulted interest shall be paid to the Bondholders in whose names any such Bonds (or any Bond or Bonds issued upon registration of transfer or exchange thereof) are registered at the close of business on the Business Day next preceding the date of payment of such defaulted interest.

    Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee and, upon receipt by the Trustee of a Letter of Credit satisfying the requirements of Article V, the Trustee shall authenticate the Series 1996 Bonds and deliver them to the purchaser or purchasers as directed by the Issuer.

    Section 2.02. INTEREST ON THE BONDS. Interest on the Bonds shall be payable as provided in this Section 2.02. Interest on the Series 1996 Bonds shall initially be payable at the Weekly Rate established at the time of original issuance and delivery of the Series 1996 Bonds, but in no event shall the interest rate on the Bonds exceed the Maximum Rate. The Bonds will initially bear interest from the Closing Date at the Weekly Rate, and thereafter will bear interest from the Interest Payment Date next preceding the date of authentication; unless (i) authenticated prior to the first Interest Payment Date, in which event such Bonds will bear interest from the Closing Date, (ii) authenticated on an Interest Payment
Date, in which event the Bonds shall bear interest from the date of authentication; or (iii) authenticated after a Record Date and before the following Interest Payment Date, in which event the Bonds shall bear interest from the following Interest Payment Date. The interest rate determination method for the Bonds may be changed by the Company as described in the following subsection (b). The effective date of any such change in the interest rate determination method shall be the first day of the first
Interest Period during which the Bonds shall bear interest at a rate determined by the new method. The methods of determining the interest rate on the Bonds are as provided in the following subsection (a).

    Interest will be computed during any Daily Rate Period, Weekly Rate Period or Commercial Paper Period on the basis of the actual number of days elapsed over a year of 365 days (366 days in leap years) and during any Long-Term Interest Rate Period on the basis of a 360-day year of twelve 30-day months.

    (a) Interest Rate Determination Methods. While there exists an Event of Default, the interest rate on each Bond shall be the interest rate on such Bond on the day before the Event of Default occurred.

         (1) Daily Rate. When interest on the Bonds is payable at a Daily Rate, the Remarketing Agent shall set the Daily Rate on or before 10:30 a.m., New York City time, on each Business Day for that Business Day. Each Daily Rate shall be the minimum rate necessary as determined by the Remarketing Agent under then-prevailing market conditions for the Remarketing Agent to sell the Bonds on the effective date of such Daily Rate at their principal amount (without regard to accrued interest). The Daily Rate for any non-Business Day shall be the Daily Rate for the last day on which a Daily Rate was set.

         On the Business Day preceding each Interest Payment Date during each Daily Rate Period, the Remarketing Agent will furnish to the Trustee, and the Trustee will furnish to the Credit Bank, the Company and the Tender Agent, if any, the Daily Rates applicable to the Bonds during such Daily Rate Period. Should any Bondholder or Beneficial Owner request in writing the Daily Rate applicable to its Bonds for any particular day, the Remarketing Agent will furnish such Daily Rate to such requesting Bondholder or Beneficial Owner.

         (2) Weekly Rate. The Remarketing Agent shall set a Weekly Rate on the last Business Day before the commencement of a period during which the Bonds will bear interest at a Weekly Rate and on each Tuesday thereafter so long as interest on the Bonds is to be payable at a Weekly Rate (unless any Tuesday is not a Business Day, then on the preceding Monday, unless Monday and Tuesday are not a Business Day, then on the next succeeding Wednesday, whether or not a Business Day). Each Weekly Rate shall be the minimum rate necessary (as determined by the Remarketing Agent under then-prevailing market conditions for the Remarketing Agent to sell the Bonds on the effective date of such Weekly Rate at their principal amount (without regard to accrued interest). The first Weekly Rate shall apply to the period beginning on the date of original issuance and delivery of the Bonds and ending on the next Tuesday. Thereafter, each Weekly Rate shall apply to
    (i) the period beginning on the Wednesday of the week in which such Weekly Rate is set and ending on the following Tuesday or, if earlier, ending on the day before the effective date of a new method of determining the interest rate on the Bonds or (ii) the period beginning on the effective date of a change to a Weekly Rate and ending on the next Tuesday.

         On the Business Day preceding each Weekly Rate Interest Payment Date, the Remarketing Agent will furnish to the Trustee, and the Trustee will furnish to the Company, the Credit Bank and, if the Bonds are not in a Book-Entry System, to the Tender Agent, if any, the Weekly Rates applicable to the Bonds from the time of the prior notice of such rates. Should any Bondholder or Beneficial Owner request such in writing, the Remarketing Agent shall furnish (by first class mail, postage prepaid) the Weekly Rate for the Bonds to such requesting Bondholder or Beneficial Owner.

         (3) Commercial Paper Rate. During a Commercial Paper Mode, each Bond shall bear interest during the Commercial Paper Period then applicable to such Bond at the then applicable Commercial Paper Rate for such Bond. Different Commercial Paper Periods may apply to different Bonds at any time and from time to time.

Except as otherwise described in this subdivision (3), the Commercial Paper Period and Commercial Paper Rate for each Bond shall be determined by the Remarketing Agent on the first day of a Commercial Paper Period with respect to any Bond.

              (i) Determination of Commercial Paper Periods. Each Commercial Paper Period with respect to any Bond shall be a period of at least thirty (30) days and not more than 270 days, determined by the Remarketing Agent to be the period which, together with all other Commercial Paper Periods for all Bonds then Outstanding, will result in the lowest overall interest expense on the Bonds over the next 270 days. Each Commercial Paper Period with respect to any Bond shall end on either the day before a Business Day or on the day before the Maturity Date. However, any Bond purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of a Commercial Paper Period for such Bond shall have a Commercial Paper Period of one day or, if that Commercial Paper Period would not end on a day before a Business Day, a Commercial Paper Period of the shortest possible duration greater than one day and ending on a day before a Business Day.

              In determining the number of days in a Commercial Paper Period with respect to any Bond, the Remarketing Agent shall take into account the following factors: (A) foreseeable changes to prevailing financial market conditions, (B) the anticipated duration of the period the Bonds may remain in the Commercial Paper Mode and (C) such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant and economically advantageous to consider.

              At any time, if (A) the Remarketing Agent shall certify to the Trustee, the Company and the Credit Bank that the Book-Entry System in which the Bonds are then deposited can accommodate a Commercial Paper Period of less than 30 days, or (B) the Bonds shall not then be in a Book-Entry System, the Remarketing Agent may determine the duration of a Commercial Paper Period to be at least one (1) days and not more than 270 days.

              At any time that the Company has given notice of conversion from the Commercial Paper Mode to another Interest Mode, the Remarketing Agent shall thereafter determine Commercial Paper Periods of such duration so that, as soon as possible, all Commercial Paper Periods shall end on the same date, which date shall be the day preceding the Conversion Date.

              (ii) Determination of Commercial Paper Rates. The Commercial Paper Rate for each Commercial Paper Period for each Bond shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under the then-prevailing market conditions) for the Remarketing Agent to sell such Bond on the effective date of such Commercial Paper Rate at its principal amount (without regard to accrued interest).

              On the first day of each Commercial Paper Period, the Remarketing Agent will furnish to the Trustee, and the Trustee will furnish to the Credit Bank, the Company and, if the Bonds are not in a Book-Entry System, the Tender Agent, notice of the duration of such Commercial Paper Period and the Commercial Paper Rate to be effective during such Commercial Paper Period. Should any Bondholder or Beneficial Owner request notice of such items in writing, the Remarketing Agent will provide such notice (by first class mail, postage prepaid) to such requesting Bondholder or Beneficial Owner.

              Notwithstanding anything in this Indenture to the contrary, no Commercial Paper Period may be established unless the Letter of Credit, if any, terminates no earlier than 20 days after the last day of such Commercial Paper Rate Period.

         (4) Long-Term Interest Rate. The Remarketing Agent shall set a Long-Term Interest Rate on a date no later than the day before the beginning of any Long-Term Interest Rate Period. Each Long-Term Interest Rate shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds on the effective date of such Long-Term Interest Rate at their principal amount (without regard to accrued interest).

         (5) Failure of Remarketing Agent to Announce Interest Rates on the Bonds. In the event that the appropriate interest rate is not or cannot be determined for whatever reason, the method of determining interest on the Bonds shall be converted automatically, if necessary, to the Weekly Rate (without the necessity of complying with the requirements of Section 2.02(b)). Such Bonds may not thereafter be converted from the Weekly Rate Mode until such time as all Bonds outstanding are in the Weekly Rate Mode. Upon such automatic Conversion of a portion of the Bonds to the Weekly Rate Mode, any Bond then remaining in the Commercial Paper Mode shall be automatically converted to the Weekly Rate Mode upon the expiration of the Commercial Paper Mode applicable to such Bond without further action on the part of any person (and notwithstanding any attempted act to the contrary on the part of any person). Upon such event the Trustee shall promptly notify the affected Bondholders, the Company, the Remarketing Agent, the Tender Agent, if any, and the Credit Bank of such automatic conversion. Each determination by the Remarking Agent of the duration of any Commercial Paper Period and the Commercial Paper Rate applicable to each Bond during such Commercial Paper Period will be conclusive and binding. In the event that the Remarketing Agent fails to determined a Weekly Rate as described herein, then, until a Weekly Rate has been set as described herein, the Weekly Rate will be 110% of LIBOR for a thirty (30) day period. If LIBOR is unable to be established, the Weekly Rate will be the interest rate from time to time established by use of such other index as may be selected by the Company upon notice to the Trustee. The Trustee shall promptly notify the Bondholders of any such automatic change as set forth in Section 2.02(c). While any Bonds are in a Commercial Paper Mode, during any transition period caused by an automatic conversion of any such Bonds to a Weekly Rate in accordance with this subdivision (5), Bonds bearing interest at a Weekly Rate and Bonds bearing interest at a

    Commercial Paper Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such methods of determining interest on the Bonds, respectively.

    (b) (1) Change in Interest Rate Determination Method. The Company may change the method of determining the interest rate on the Bonds by notifying the Issuer, the Trustee, the Credit Bank, the Remarketing Agent and, if the Book-Entry System is then in effect for the Bonds, the Securities Depository. Such notice shall be delivered to such parties at least thirty (30) days prior to the Conversion Date and shall contain (a) the effective date of the change (which date shall be an Interest Payment Date), (b) the new interest rate determination method and (c) if the change is to a Long-Term Interest Rate, the last day of the first Long-Term Interest Rate Period. If the Company's notice complies with this subsection (b), the interest rate on the Bonds shall be determined in accordance with the method specified therein, to become effective on the date specified therein; and such new method shall continue in effect until there is another change as provided in this Section 2.02.

    (2) Limitations. Any change in the method of determining the interest rate on the Bonds pursuant to subdivision (1) above must also comply with the following:

         (i) if a Daily Rate or Weekly Rate is then in effect, the effective date of the change shall be an Interest Payment Date which is at least 15 days following receipt by the Trustee of the Company's notice of change;

         (ii) if a Long-Term Interest Rate is then in effect, the effective date of any change must be a Business Day which is the day after the last day of the then current Long-Term Interest Rate Period;

         (iii) if a Commercial Paper Mode is then in effect with respect to all outstanding Bonds, the effective date of any change must be a Business Day which is the day after the last day of the then current Commercial Paper Mode or, as to any particular Bond, a Business Day which is the day after the last day of the Commercial Paper Period then in effect (or to be in effect) with respect to such Bond;

         (iv) if any Bonds have been called for redemption and the redemption has not yet been effected, the effective date of the change cannot occur before the redemption date;

         (v) if a Commercial Paper Mode is then in effect, the Remarketing Agent shall determine Commercial Paper Periods of such duration as will, in the judgment of the Remarketing Agent, best promote an orderly transition to the new method; and after the receipt by the Trustee of the Company's notice of such change, the day after the last day of the then current Commercial Paper Period for each Bond shall be, with respect to such Bond, the effective date of such change; and the Remarketing Agent shall promptly give written notice of each such last day and each such effective date with respect to each Bond to the Issuer, the Company and the Trustee;

         (vi) if a Letter of Credit is then in effect, the number of days of interest covered by the Letter of Credit shall be as set forth in Article V;

         (vii) if the Company elects to change the method of determining the interest rate on the Bonds to a Long-Term Interest Rate, such change shall be applicable to all outstanding Bonds; and

         (viii) only in the event that a Commercial Paper Mode is applicable to a portion of the principal amount of Bonds may the remaining portion of the principal amount of Bonds be in a different Mode; and

         (ix) if the Company elects to change the method of determining the interest rate on the Bonds to a Commercial Paper Rate or a Long-Term Interest Rate, the Company shall deliver a letter from each Rating Agency then rating the Bonds that the Bonds will be rated at least "A-1"/"P-1" (or its equivalent) or A-/A3 (or its equivalent), respectively, after the Conversion Date.

    During any transition period, Bonds bearing interest at a Commercial Paper Rate shall be governed by the provisions of this Indenture applicable to a Commercial Paper Mode and Bonds bearing interest at a Daily Rate, Weekly Rate or Long-Term Interest Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such methods of determining the interest rate on the Bonds.

    (c) Notice to Bondholders of Change in Interest Rate Determination Method. When a change in the method of determining the interest rate on the Bonds is to be made, or upon the commencement of any new Long-Term Interest Rate Period, the Trustee will notify the Bondholders by first-class mail at least twenty (20) days before the effective date (or each effective date in the case of a change from a Commercial Paper Mode) of such change or new period. The notice shall state:

         (1) that the interest rate determination method for the Bonds will be changed and what the new method will be;

         (2)  the effective date of the change; and

         (3) that a mandatory tender for purchase of the Bonds will result on the effective date of the change.

    (d) Calculation of Interest. The Remarketing Agent shall provide the Trustee, the Credit Bank and the Company with notice in writing or by telephone (promptly confirmed by facsimile transmission):

         (1) by 12:00 noon, New York City time, on the first Business Day after each month during which interest on the Bonds is payable at a Daily Rate, the Daily Rate for each day in such month;

         (2) by 9:00 a.m., New York City time, on the Business Day after each day on which a Weekly Rate is set, such Weekly Rate;

         (3) by 9:00 a.m., New York City time, on the Business Day after the first Business Day of each Commercial Paper Period, the duration thereof and the related Commercial Paper Rate;

         (4) on the first Business Day of each Long-Term Interest Rate Period, the duration thereof and the related Long-Term Interest Rate; and

         (5) on a Business Day preceding any redemption date, any interest rate required by the Trustee in order to enable it to calculate the accrued interest, if any, due on such redemption date.

    Using the interest rates supplied by such notices, the Trustee shall calculate on the first Business Day of each month the amount of interest payable on the Bonds. The Remarketing Agent shall inform the Trustee, the Credit Bank and the Company orally (promptly confirmed by facsimile, if requested) at the oral request of any of them of any interest rate set by the Remarketing Agent. The Remarketing Agent shall confirm the current interest rate by telephone or in writing to any Bondholder who requests it in any manner.

    The setting of interest rates and the calculation of the amount of interest payable on the Bonds, as provided in this Indenture, shall be conclusive and binding on the parties to the Indenture, the Company, the Credit Bank, the Remarketing Agent and the Bondholders.

    Section 2.03.  OPTIONAL AND MANDATORY TENDER OF BONDS.  (a) Optional
Tender. Any Bond, or any units of principal amount thereof in Authorized Denominations, shall be subject to optional tender for purchase, from the sources prescribed in Section 3.08 hereof, on any Business Day during a Weekly Period or a Daily Period, at a Purchase Price equal to the principal amount thereof, or of any units thereof purchased in Authorized Denominations, plus interest accrued thereon, if any, to the date of purchase, in the event that the Bonds are not then held in a book-entry only system, upon (a) delivery, not later than 10:00 a.m., New York City time on a Business Day, to the Tender Agent and the Trustee, with a copy provided by the Tender Agent to the Remarketing Agent, of a written notice (a "Tender Notice") which notice shall upon receipt by the Tender Agent and the Trustee be irrevocable, and states (i) the principal amount of such Bond for which payment is demanded, and (ii) the date on which such Bond or units of principal amount thereof in Authorized Denominations shall be purchased pursuant to this Section 2.03(a), which date with respect to an optional tender during a Weekly Period shall be a Business Day not prior to the seventh (7th) day, or which date with respect to an optional tender during a Daily Period, shall be the date of the receipt of the Tender Notice by the Tender Agent and the Trustee, and (b) delivery to the Tender Agent, at or prior to 11:00 a.m., New York City time, on the Purchase Date, of such Bond (with an appropriate transfer of registration form executed in blank and in form satisfactory to the Tender Agent).

    Notwithstanding the foregoing, if the Bonds in the Weekly Rate Mode are held in a Book-Entry System, a Beneficial Owner shall have the right to optionally tender for purchase its beneficial interest in any Outstanding Bonds (or portion thereof in an Authorized Denomination) at the Purchase Price, which right may be exercised by delivery by the Beneficial Owner to the Remarketing Agent at its Principal Office of a notice identifying the name and address of such Beneficial Owner and stating that such Beneficial Owner will cause its beneficial interest (or portion thereof in an Authorized Denomination) to be purchased, the amount of such interest to be purchased, the date on which such interest will be purchased (which date shall be a Business Day at least seven days after delivery of such notice to the Remarketing Agent) and specifying the Remarketing Agent as the Participant through which the Beneficial Owner maintains its interest. Upon delivery of such notice, the Beneficial Owner shall cause its beneficial ownership interest in the Bonds (or the portion thereof specified in the foregoing notice) being purchased to be transferred to the Remarketing Agent at or prior to 11:00 a.m., New York time, on the Purchase Date, in accordance with the rules and procedures of the applicable Securities Depository.

    Notwithstanding the foregoing, during a Daily Period, if Bonds are held in a Book-Entry System, a Beneficial owner shall have the right to optionally tender for purchase its beneficial interest in any Outstanding Bonds (or portion thereof in an Authorized Denomination) at the Purchase Price, which right may be exercised by delivery, by the Beneficial Owner to the Remarketing Agent at its Principal Office no later than 10:30 a.m., New York time, on the date on which the beneficial interest of such Beneficial Owner is to be purchased, of a notice identifying the name and address of such Beneficial Owner and stating that such Beneficial Owner will cause its beneficial interest (or portion thereof in an Authorized Denomination) to be purchased, the amount of such interest to be purchased, and specifying the Remarketing Agent as the Participant through which the Beneficial Owner maintains its interest. Upon delivery of such notice, the Beneficial Owner shall cause its beneficial ownership interest in the Bonds (or the portion thereof specified in the foregoing notice) being purchased to be transferred to the Remarketing Agent at or prior to 11:00 a.m., New York time, on the Purchase Date, in accordance with the rules and procedures of the applicable Securities Depository.

    In the event that Bonds are subject to tender as set forth above to the Remarketing Agent, if the Bonds are in a Daily Mode, the Remarketing Agent shall notify the Trustee and the Tender Agent of the principal amount of Bonds to be purchased and the date of purchase of any optional tender of Bonds prior to 11:00 a.m., New York time, on the day of receipt of any such tender notice, and in the event that the Bonds are in a Weekly Mode, the Remarketing Agent shall notify the Trustee and Tender Agent of the principal amount of Bonds to be purchased and the date of purchase on the date of receipt of any such tender notice.

    Anything herein to the contrary notwithstanding, no Bonds shall be purchased pursuant to this Section 2.03(a) or remarketed pursuant to Section
3.07 if an Event of Default under Sections 8.01(a), (b) or (c) shall have occurred and be continuing, and no Bonds shall be purchased pursuant to this
Section 2.03(a) or remarketed pursuant to Section 3.07 during a Commercial Paper Period or a Long-Term Interest Rate Period; nor shall any Bond be purchased pursuant to this Section 2.03(a) if such Bond is known by the Trustee to be registered in the name of the Issuer, the Credit Bank, or the Company.

    Any Bond optionally tendered by the owner thereof pursuant to the provisions of this Section 2.03(a) from the date notice of mandatory purchase pursuant to subsection (b) is given through the mandatory purchase date, shall not be remarketed except to a purchaser who, at the time of such purchase, agrees that such Bond will be deemed tendered on such mandatory purchase date.

    (b) Mandatory Tender. The beneficial interests of the Beneficial Owners of all Outstanding Bonds are subject to mandatory tender for purchase in whole (or if such Bonds are not then in the Book-Entry System, all Bonds are subject to mandatory tender in whole by the holders thereof to the Tender Agent at its Principal Office) on each date described below (a "Mandatory Purchase Date") at the Purchase Price:

         (a) On each Conversion Date (provided that, in the event less than all of the Bonds are being converted, only the Bonds being converted will be subject to mandatory tender);

         (b) On each Commercial Paper Rate Reset Date and Long-Term Interest Rate Reset Date with respect to any Bond (provided that only those Bonds whose interest rates are being reset on such date shall be subject to mandatory tender);

         (c) On (i) a Substitution Date (provided that with respect to Bonds in the Commercial Paper Mode, the date of substitution or release may not be prior to the expiration date of the then applicable Interest Period for all then applicable Commercial Paper Periods), (ii) any Rating Event Date or (iii) on the second Business Day prior to the release, expiration or termination of the then existing Letter of Credit for any other reason;

         (d)  On each optional redemption date pursuant to Sections 3.01(a),
    (b) or (c) for which the Company has elected to purchase bonds in lieu of optional redemption; and

         (e) Not more than five (5) days subsequent to receipt by the Trustee of a written notice from the Credit Bank that an Event of Default under the Reimbursement Agreement has occurred and is continuing and directing a mandatory tender for purchase of the Bonds.

    Not later than 7 days prior to a Purchase Date described in (b) or (c) above, and not later than 2 days prior to a Purchase Date as described in (e) above, the Trustee will mail notice to all owners of the Bonds stating that (1) due to the occurrence of one of the events described above (which event will be specified), such Owners' Bonds will be subject to mandatory tender on the Mandatory Purchase Date (which date shall be specified); (2) that, subject to clause (4) below, all such owners who fail to tender their Bonds for purchase on the Mandatory Purchase Date will nonetheless be deemed to have tendered their Bonds for purchase on such date; (3) that, subject to clause (4) below, any such Bonds not delivered to the Tender Agent on or prior to the Mandatory Purchase Date, for which there has been irrevocably deposited in trust with the Trustee or the Tender Agent on or prior to the Mandatory Purchase Date Available Moneys sufficient to pay the Purchase Price of such Undelivered Bonds on the Mandatory Purchase Date, shall be deemed to have been so purchased at the Purchase Price, and such Bonds shall no longer be considered to be outstanding for purposes of the Indenture and shall no longer be entitled to the benefits of the Indenture, except for the payment of the Purchase Price thereof (and no interest shall accrue thereon subsequent to the Mandatory Purchase Date); and (4) that notwithstanding the foregoing, while the Bonds are held in the Book-Entry System, Bonds need not be physically tendered on the Mandatory Purchase Date, and transfers of beneficial ownership interests will be effected by the Securities Depository in accordance with its rules and procedures. With respect to mandatory purchases described in (a) or (d) above, such notice will be given as part of the notice of conversion or optional redemption, as the case may be. No failure on the part of the Trustee to give such notice will affect the requirement that Bonds be purchased or tendered for purchase on the Mandatory Purchase Date.

    While Bonds are not in a Book-Entry System, owners of Undelivered Bonds will have no rights or benefits under the Indenture with respect to such Bonds other than to receive the Purchase Price for such Bonds upon surrender of such Bonds to the Tender Agent.

    While Bonds are held in the Book-Entry System, no physical tender of Bonds need be made on the Mandatory Purchase Date. Transfers of beneficial interests will be effected by the Securities Depository in accordance with its rules and procedures.

    Payment of the Purchase Price of any Bond shall be made by check or by wire transfer (if requested in writing by the registered owner of $1,000,000 or more in aggregate principal amount of Bonds) or as designated in the Tender Notice with respect to such Bond, but only upon delivery and surrender of such Bond to the Tender Agent on the Purchase Date.

    Section 2.04. EXECUTION AND AUTHENTICATION. The Bonds shall be signed on behalf of the Issuer by the manual or facsimile signature of its Chairman and attested by the manual or facsimile signature of its Secretary. All authorized facsimile signatures shall have the same effect as if manually signed. If an officer of the Issuer whose signature is on a Bond no longer holds that office at the time the Trustee authenticates the Bond, the Bond shall nevertheless be valid. Also, if a person signing a Bond is the proper officer on the actual date of execution, the Bond shall be valid even if that person is not the proper officer on the nominal date of action.

    A Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under this Indenture until the Trustee manually signs the certificate of authentication on such Bond. Such signature shall be conclusive evidence that such Bond has been authenticated under this Indenture.

    Section 2.05. BOND REGISTER. Bonds must be presented at the principal corporate trust office of the Trustee for registration of transfer, exchange and payment. Bonds tendered by their Owners must be delivered as specified in
Section 2.03 hereof and in the Bonds. The Trustee shall keep a register of Bonds and of their transfer and exchange, which register shall be open to inspection by the Issuer and the Company during normal business hours.

Section 2.06. REGISTRATION AND EXCHANGE OF BONDS; Persons Treated as Owners. Bonds may be transferred upon surrender of such Bonds at the principal corporate trust office of, and as designated by, the Trustee or in the case of tenders as described herein, at any time when the Bonds are not in a Book-Entry System, at the office designated by the Tender Agent, together with an assignment satisfactory to the Trustee or the Tender Agent, as the case may be, duly executed by such holder or such holder's duly authorized attorney. Bonds may be exchanged at the principal corporate trust office of the Trustee for a like aggregate principal amount of Bonds in authorized denominations. Except in connection with the purchase of Bonds tendered for purchase, the Trustee shall not be required to make any such transfer of exchange of any Bond during the period beginning 15 days before the mailing of notice calling the Bonds for redemption and ending on the redemption date. Notwithstanding the foregoing, the Trustee or, at any time when the Bonds are not in a Book-Entry System, the Tender Agent shall authenticate and make available for receipt by the purchaser or purchasers of any Bond tendered or deemed to be tendered in accordance herewith, against payment therefor, a new fully registered Bond or Bonds, in Authorized Denominations, in an aggregate principal amount equal to the principal amount of the Bonds so deemed to have been tendered. The Trustee will charge to the owner for every such transfer and every exchange of a Bond sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such transfer or exchange. Notwithstanding the foregoing, when the Bonds are held in the Book-Entry System, transfers of beneficial ownership for Bonds will be make pursuant to rules and procedures established by the Securities Depository. The Trustee has been appointed the initial Tender Agent.

    The Owner of a Bond shall be the absolute owner of such Bond for all purposes, and all payments of principal, premium, if any, interest or purchase price shall be made only to or upon the written order of such Owner or such Owner's legal representative.

    Section 2.07. MUTILATED, LOST, STOLEN, DESTROYED OR UNDELIVERED BONDS. If any Bond is mutilated, lost, stolen or destroyed, the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond of the same series and denomination if any mutilated Bond shall first be surrendered to the Trustee, and if, in the case of any lost, stolen or destroyed Bond, there shall first be furnished to the Issuer, the Trustee, the Credit Bank and the Company evidence of such loss, theft or destruction, together with an indemnity satisfactory to them. If such Bond has matured, instead of issuing a replacement Bond, the Trustee may with the consent of the Company pay such Bond without requiring surrender of such Bond upon satisfaction of such requirements as the Trustee deems fit for the protection of the Issuer, the Company and the Trustee, including a lost instrument bond. The Issuer, the Company and the Trustee may charge reasonable fees and expenses in this connection.

    If a Bond is called for redemption, or if the Owner of a Bond gives irrevocable notice of tender to the Remarketing Agent, or if the Bonds are subject to mandatory tender for purchase pursuant to Section 2.03(b) hereof and in each case if funds are deposited with the Trustee sufficient to pay the redemption price or Purchase Price, as applicable, upon request of the Company or the Remarketing Agent, the Issuer shall execute and the Trustee shall authenticate a new Bond in the same series and denomination registered as the Company or the Remarketing Agent may direct and deliver it to the Company or its order, whether the Bond so purchased is ever delivered, but if the funds are obtained by a drawing on the Letter of Credit, the Trustee must comply with
Section 3.09. From and after the purchase date, interest on the purchased Bond shall cease to be payable to the prior Owner thereof; such Owner shall cease to be entitled to the benefits or security of this Indenture and shall have recourse solely to the funds held by the Trustee for the purchase of such Bond, and the Trustee shall not register any further transfer of such Bond by such prior Owner.

    Section 2.08. CANCELLATION OF BONDS. Whenever a Bond is delivered to the Trustee for cancellation (upon payment, redemption or otherwise), or for transfer, exchange or replacement pursuant to Section 2.06 or 2.07, the Trustee shall promptly cancel and destroy such Bond and deliver a certificate of destruction to the Company and the Issuer.

    Section 2.09. TEMPORARY BONDS. Until definitive Bonds are ready for delivery, the Issuer may execute and the Trustee shall authenticate and deliver temporary Bonds substantially in the form of the definitive Bonds, with appropriate variations. The Issuer shall, without unreasonable delay, prepare and execute and the Trustee shall authenticate and deliver definitive Bonds in exchange for the temporary Bonds. Such exchange shall be made by the Trustee without charge.

    Section 2.10. BOOK-ENTRY SYSTEM. Notwithstanding any provision of this Indenture to the contrary:

    The Bonds shall be initially registered in the name of Cede & Co., as nominee for The Depository Trust Company as the initial Securities Depository, and held in the custody of the Securities Depository. A single certificate shall be issued and delivered to the Securities Depository for the Bonds. The actual purchasers of the Bonds (the "BENEFICIAL OWNERS") will not receive physical delivery of Bond certificates except as provided herein. So long as there exists a Securities Depository as provided herein, all transfers of beneficial ownership interests in the Bonds shall be made by book-entry only, and no person purchasing, selling or otherwise transferring beneficial ownership interests in the Bonds will be permitted to receive, hold or deliver any Bond certificate. The Issuer, the Company and the Trustee shall treat the Securities Depository or its nominee as the sole and exclusive Bondholder for all purposes, including payments of principal of, premium, if any, and interest on the Bonds, notices and voting.

    The Issuer and the Trustee covenant and agree, so long as The Depository Trust Company shall continue to serve as Securities Depository for the Bonds, to meet the requirements of The Depository Trust Company with respect to required notices and other provisions of the Letter of Representations executed by the Issuer, the Trustee and the Remarketing Agent with respect to the Bonds.

    The Issuer, the Trustee and the Remarketing Agent may conclusively rely upon (i) a certificate of the Securities Depository as to the identity of the Participants in the Book-Entry System with respect to the Bonds and (ii) a certificate of any such Participant as to the identity of, and the respective principal amount of Bonds beneficially owned by, the Beneficial Owners.

    Whenever Bonds remain Outstanding and the beneficial ownership thereof must be determined by the books of the Securities Depository, the requirements in this Indenture for holding, delivering, tendering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of the Securities Depository with respect to such actions to produce the same effect. Any provision hereof permitting or requiring delivery of Bonds shall, while the Bonds are in the Book-Entry System, be satisfied by notation on the books of the Securities Depository in accordance with state law.

    The Trustee and the Issuer, at the direction and expense of the Company and with the consent of the Remarketing Agent, may from time to time appoint a successor Securities Depository and enter into any agreement with such Securities Depository to establish procedures with respect to the Bonds not inconsistent with the provisions of this Indenture. Any successor Securities Depository shall be a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended.

    None of the Issuer, the Company, the Trustee and the Remarketing Agent shall have any responsibility or obligation to any Securities Depository, any Participant in the Book-Entry System or the Beneficial Owners with respect to
(i) the accuracy of any records maintained by the Securities Depository or any Participant; (ii) the payment by the Securities Depository or by any Participant of any amount due to any Beneficial Owner in respect of the principal amount (including premium) or redemption or purchase price of, or interest on, any Bonds; (iii) the delivery of any notice by the Securities Depository or any Participant; (iv) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (v) any other action taken by the Securities Depository or any Participant in connection with the Bonds.

    Bond certificates shall be delivered to and registered in the name of the Beneficial Owners only under the following circumstances:

         (a) The Securities Depository determines to discontinue providing its service with respect to the Bonds and no successor Securities Depository is appointed as described above. Such a determination may be made at any time by giving reasonable notice to the Issuer or the Trustee and discharging its responsibilities with respect thereto under applicable law.

         (b) The Company determines not to continue the Book-Entry System through any Securities Depository.

    If at any time the Securities Depository ceases to hold the Bonds, all references herein to the Securities Depository shall be of no further force or effect.

    Notwithstanding any provision herein to the contrary, so long as the Bonds are subject to a system of book-entry-only transfers pursuant to this Section, any requirement for the delivery of Bonds to the Trustee or the Tender Agent in connection with an optional or mandatory tender pursuant to Section 2.03 shall be deemed satisfied upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Bonds tendered for purchase to the account of the Tender Agent, or a Direct Participant acting on behalf of the Tender Agent. So long as The First National Bank of Chicago is acting as the Remarketing Agent, The First National Bank of Chicago shall act as the sole Direct Participant for purposes of this Indenture.

    Section 2.11. ADDITIONAL BONDS. Additional Bonds may be issued for the purposes set forth in Section 4.6 of the Loan Agreement. The Issuer and the Company may from time to time agree upon and approve the issuance and delivery of Additional Bonds in such amount as shall be determined by said parties as permitted by law in effect at the time thereof. All Additional Bonds shall rank pari passu with, and shall have such interest payment dates, maturity date, redemption dates and redemption premiums as the Series 1996 Bonds, but shall bear such date or dates and be sold at such prices as shall be approved in writing by the Issuer and the Company.

    Upon the execution and delivery in each instance of appropriate supplements to this Indenture and to the Loan Agreement, the Issuer shall execute Additional Bonds and deliver them to the Trustee, and the Trustee shall authenticate such Additional Bonds and deliver them to the purchasers as may be directed by the Issuer, as hereinafter in this Section provided. Prior to the authentication and delivery by the Trustee of any of such Additional Bonds there shall be delivered to the Trustee:

         1. A written statement by an Company Representative approving (a) the issuance and delivery of such Additional Bonds and (b) any other matters to be approved by the Company pursuant to Section 4.6 of the Loan Agreement and this Section.

         2. A certified resolution of the Issuer authorizing the execution and delivery of such supplement to the Loan Agreement and such supplemental indenture and the issuance of such Additional Bonds.

         3. A certificate of the Issuer stating that all conditions precedent provided for in this Indenture relating to the issuance of such Additional Bonds have been complied with, that no Event of Default with respect to the Series 1996 Bonds or any Additional Bonds outstanding has occurred and is continuing and that the issuance of such Additional Bonds will not be or result in an Event of Default or an event or condition which, upon the giving of notice (or the acquisition of knowledge) or the lapse of time or both, would become an Event of Default.

         4. A written order of the Issuer to the Trustee to authenticate and deliver such Additional Bonds to the purchasers therein identified upon payment to the Issuer of a sum specified in such written order.

         5. An opinion of Bond Counsel to the effect that the issuance and sale of the Additional Bonds is permitted by this Indenture and by the Act.

         6. Original executed counterparts of the supplements to the Indenture and to the Loan Agreement.

         7. A description of the facilities to be financed form the proceeds of such series of Additional Bonds.

         8. The written consent of the Credit Bank providing the Letter of Credit, if any, upon and after the issuance of such Additional Bonds.

         9. An Alternate Credit Facility, or an increase in the outstanding Letter of Credit, in an amount sufficient to satisfy the requirements of this Indenture unless the Additional Bonds are rated by a Rating Agency without regard to the existence of a Letter of Credit securing the Bonds.

         10. An additional or substitute Remarketing Agreement providing for the remarketing of such Additional Bonds unless such Additional Bonds are to be in a Long-Term Interest Rate Mode and the Long-Term Interest Rated Period with respect thereto expires on the maturity date of the Bonds.

         11. An opinion of a nationally recognized securities counsel stating that the offering and sale of such Additional Bonds will be exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws or that the offering and sale of such Additional Bonds has been registered pursuant to the requirements of the Securities Act of 1933.

    The Trustee shall have the right to decline to authenticate and deliver any Additional Bonds under this Section 2.11 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken, or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Bondholders.

                                     ARTICLE III

                    REDEMPTION, PURCHASE AND REMARKETING OF BONDS

    Section 3.01. CIRCUMSTANCES OF REDEMPTION. The Bonds are subject to optional redemption, mandatory redemption and extraordinary optional redemption upon the circumstances, on the dates and at the prices set forth as follows:

         (a) WEEKLY RATE MODE AND DAILY RATE MODE. While the Bonds are in the Weekly Rate Mode or the Daily Rate Mode, the Bonds will be subject to optional redemption, in whole or in part, on any Business Day upon at least 45 days' prior written notice delivered to the Trustee, the Credit Bank and the Remarketing Agent by the Company, at a redemption price equal to 100% of the aggregate principal amount of the Bonds to be redeemed, plus accrued interest thereon to the redemption date, without premium.

         (b) CP RATE MODE. While the Bonds are in the Commercial Paper Mode, the Bonds in any given Commercial Paper Period will be subject to optional redemption, in whole or in part, on the Interest Payment Date with respect to such Commercial Paper Period, upon at least 45 days' prior written notice delivered to the Trustee, the Credit Bank and the Remarketing Agent by the Company, at a redemption price equal to 100% of the aggregate principal amount of the Bonds to be redeemed, plus accrued interest thereon to the redemption date, without premium.

         (c) LONG-TERM INTEREST RATE MODE. While the Bonds are in the Long-Term Interest Rate Mode, the Bonds are subject to optional redemption, in whole or in part, at any time, upon at least 45 days' prior written notice by the Company to the Trustee, the Credit Bank and the Remarketing Agent, at the applicable redemption price (expressed as a percentage of the principal amount to be redeemed) set forth below, plus accrued interest thereon to the date of redemption:


           Length of Currently Applicable      Dates after Which Redemption
           Long Term Interest Rate Period             Is Allowed and
             (Expressed in Whole Years)            Redemption Prices (1)
           ------------------------------      ----------------------------

           greater than 10                      after 10 years at 102%,
                                                declining by 1% annually to
                                                100%

           less than or equal to 10 and         after 5 years at 102%, declining
           greater than 7                       by 1% annually to 100%

           less than or equal to 7 and          after 3 years at 102%,
           greater than 4                       declining by 1% annually to
                                                100%

           less than or equal to 4              not callable


(1) Measured from the start of the currently applicable Long-Term Interest Rate Period.

    Notwithstanding the foregoing, the Bonds when in a Long-Term Interest Rate Period may be subject to optional redemption upon terms different than those set forth above (or not subject to optional redemption during such period) if the Company delivers to the Trustee on or before the first day of such Long-Term Interest Rate Period a certificate specifying different optional redemption dates or prices to be in effect during such period (or that the Bonds will not be subject to optional redemption during such Period).

    PURCHASE IN LIEU OF OPTIONAL REDEMPTION. The Company has the option to cause the Bonds to be subject to mandatory tender for purchase in lieu of an optional redemption of Bonds. Such option may be exercised by delivery by the Company to the Trustee and Remarketing Agent on or prior to the Business Day preceding the optional redemption date of a written notice specifying that the Bonds shall not be redeemed, but instead shall be subject to mandatory tender for purchase pursuant to the Indenture. Upon delivery of such notice, the Bonds will not be redeemed but will instead be subject to mandatory tender as described in Section 2.03(a) hereof at a tender price equal to the price at which the Bonds would have been redeemed on the date which would have been the optional redemption date.

         (d) The Bonds shall be subject to mandatory redemption, in whole, on a date not later than three (3) days after receipt of the notice and direction described below, a price equal to the principal amount of Bonds to be redeemed, plus accrued interest thereon to the date fixed for redemption, without premium, following an event of default under the Reimbursement Agreement as so notified by the Credit Bank together with a direction by the Credit Bank that the Bonds be redeemed.

         (e) While the Bonds are in the Commercial Paper Mode or the Long-Term Interest Rate Mode, the Bonds are subject to extraordinary optional redemption in whole or in part on any date at a redemption price equal to 100% of the aggregate outstanding principal amount of the Bonds, plus accrued interest thereon to the redemption date, without premium, at the direction of the Company as a result of the occurrence of any of the events described below:

              (1) the Project has been damaged or destroyed to such an extent that, in the judgment of the Company, (i) it cannot be reasonably restored to substantially the condition thereof immediately preceding such damage or destruction, (ii) the Company is thereby prevented from carrying on normal operations at the Project for a period of nine or more consecutive months following such damage or destruction, or (iii) it would not be economically feasible for the Company to replace, repair, rebuild or restore the same;

              (2) title in and to, or the temporary use of, all or a material portion of the Project has been taken under the exercise of the power of eminent domain (or sold in lieu of such a taking) by any governmental authority, or person acting under governmental authority and such a taking or sale as, in the judgment of the Company may result in the Company being prevented thereby from carrying on normal operations at the Project for a period of nine or more consecutive months;

              (3) as a result of any changes in the Constitution of the State or the Constitution of the United States of America or by legislative or administrative action (whether State or Federal) or by final decree, judgment, decision or order of any court or administrative body (whether State or Federal), the Agreement has become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed therein.

    To exercise its option to effect an extraordinary optional redemption, the Company must deliver to the Trustee written notice of the occurrence of any such event and of its election to cause the Bonds to be redeemed as a result thereof. Such notice will specify the redemption date which shall be at least 40 days after the date of delivery of such notice to the Trustee.

    Section 3.02. NOTICES TO TRUSTEE. If the Company elects to redeem any Bonds pursuant to any optional redemption provision in the Bonds, the Company shall notify the Trustee and the Credit Bank of the applicable provision, the redemption date, the principal amount of Bonds to be redeemed, the redemption price and other necessary particulars. The Company shall give such notice at least 45 days before the redemption date.

    Section 3.03. SELECTION OF BONDS TO BE REDEEMED. Except as otherwise provided in the Bonds, and while a Book-Entry System is not in effect, if fewer than all the Bonds are to be redeemed, the Trustee shall select the Bonds to be redeemed by lot or other method it deems fair and appropriate, in Authorized Denominations, except that the Trustee shall select, first, any Bonds owned by the Credit Bank or any of its nominees or held by the Trustee for the account of the Credit Bank or any of its nominees and, second, any Undelivered Bonds if the Company has offered to purchase such Bonds in lieu of redemption. The Trustee shall make its selection from Bonds not previously called for redemption. Provisions of this Indenture that apply to Bonds called for redemption shall also apply to portions of Bonds called for redemption. While a Book-Entry System is in effect, the procedures of the Securities Depository shall control with respect to the selection of Bonds to be redeemed.

    Section 3.04. REDEMPTION NOTICES. (a) Official Notice of Redemption. The Trustee shall give notice of each redemption pursuant to Sections 3.01(a), (b),
(c) and (e) not less than thirty (30) days prior to the date of redemption, and with respect to Section 3.01(d) not greater than two (2) days prior to the date of redemption and shall at the same time give a copy of such notice to the Credit Bank, the Company and the Remarketing Agent. The notice shall identify the Bonds to be redeemed and shall state (1) the date of said notice and the redemption date, (2) the redemption price, (3) the original date of execution and delivery of the Bonds to be redeemed, (4) the rate of interest borne by the Bonds to be redeemed, (5) the date of maturity of the Bonds, (6) the numbers and CUSIP numbers of the Bonds to be redeemed, (7) that the redemption price of any Bond is payable only upon the surrender of the Bond to the Trustee at its principal corporate trust office, (8) the address at which the Bonds must be surrendered, (9) that interest on the Bonds called for redemption ceases to accrue on the redemption date provided that on such date Available Moneys are on deposit in the Bond Fund sufficient to pay the redemption price of the Bonds in full, and (10) such additional descriptive information identifying the Bonds to be redeemed, including their interest rate and stated maturity date as may be deemed appropriate by the Trustee to effect the redemption.

    With respect to any redemption of the Bonds under the paragraphs 3.01(c), unless Available Moneys sufficient to pay the principal of, and the premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice of redemption, such notice may state that said redemption shall be conditional upon the receipt of such Available Moneys by the Trustee on or prior to the date fixed for redemption. If such Available Moneys are not received by the redemption date, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds, the redemption price shall not be due and payable and the Trustee shall give notice, in the same manner in which the notice of redemption was given, that such moneys were not so received and that such Bonds will not be redeemed.

    Failure to give any required notice of redemption as to any particular Bonds shall not affect the validity of the call for redemption of any Bonds in respect of which no such failure has occurred. Any notice mailed as provided in the Bonds shall be conclusively presumed to have been given, whether or not actually received by the addressee Owner.

    Section 3.05. PAYMENT OF BONDS CALLED FOR REDEMPTION. Upon surrender to the Trustee, Bonds called for redemption shall be paid as provided in this Article III and the Bonds at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date, or at a purchase price calculated as set forth in the Bonds, plus accrued interest, if any, to the purchase date; provided, however, that while a Book-Entry System is in effect, the Bond held by the Securities Depository need not be surrendered for a partial redemption.

    Section 3.06. BONDS REDEEMED IN PART. Any partial redemption of Bonds will be made only in Authorized Denominations. If fewer than all of the Bonds are called for redemption, the portion of Bonds to be redeemed will be selected by lot by the Trustee from among all Outstanding Bonds; however, the Trustee will first select Purchased Bonds for redemption. For this purpose, each Bond will be considered a separate Bond in Authorized Denominations for purposes of selecting the Bonds to be redeemed. If it is determined that one or more, but not all, of the increments of principal amount represented by any Bond is to be called for redemption, then the Owner of such Bonds, upon surrender of such Bond to the Trustee for payment, will be entitled to receive a new Bond or Bonds in the aggregate principal amount of the unredeemed balance of the principal amount of such Bond without charge therefore. Upon surrender of a Bond to be redeemed or purchased in lieu of redemption in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Owner a new Bond or Bonds in Authorized Denominations of the same series equal in aggregate principal amount to the unredeemed or unpurchased portion of the Bond surrendered. If the Owner of any Bond which is called for redemption only in part, fails to present such Bond to the Trustee for payment and exchange, such Bond will, nevertheless, become due and payable on the date fixed for redemption to the extent of the increments of principal amount called for redemption (and to that extent only).

    Section 3.07. REMARKETING OF BONDS. Upon the receipt by the Remarketing Agent of any notice from the Trustee or the Tender Agent that any Bondholder has delivered a Tender Notice or Bonds are subject to mandatory purchase pursuant to
Section 2.03(b) hereof, the Remarketing Agent shall offer for sale and use its best efforts to market the Bonds referred to in such Tender Notice or such notice from the Trustee (which shall be deemed to be a Tender Notice as provided in Section 2.03) at a price of par plus accrued interest to the Purchase Date, in accordance with the Remarketing Agreement; provided, however, that the Remarketing Agent shall not offer for sale or sell (i) Purchased Bonds until such time as the Letter of Credit or an Alternate Credit Facility meets the requirements of Section 5.01 hereof (including delivery of the requisite Opinion of Counsel, if any, pursuant to Section 5.01(d)), or (ii) any Bonds to the Issuer or the Company. The Remarketing Agent shall give telegraphic or telephonic notice, promptly confirmed in writing, to the Trustee, the Tender Agent and the Credit Bank by 1:00 p.m., New York City time, on the Business Day (or such lesser period of time as to which the Trustee, the Credit Bank and the Tender Agent shall agree) prior to each Purchase Date, specifying the names, addresses, and taxpayer identification numbers of the purchasers of, and the principal amount and denominations of, such Bonds, if any, for which it has found purchasers as of such Remarketing Date, the purchase price at which the Bonds are to be sold (which shall be par plus accrued interest to the Purchase
Date) and the Purchase Date. The Remarketing Agent shall instruct such purchasers to deliver to it, no later than 10:00 a.m., New York City time, on the Purchase Date, in same day funds, the amount required to purchase such Bonds. Upon receipt by the Remarketing Agent of such amount from such purchasers and receipt by the Tender Agent, of the Bonds tendered for purchase at or prior to 11:00 a.m., New York City time, on such Purchase Date in good form for delivery, the Remarketing Agent will give written instructions to the Tender Agent, as bond co-authenticating agent, to transfer the registered ownership of the Bonds to the respective purchasers, and to deliver such Bonds to such purchasers. The Remarketing Agent shall remit the proceeds of the remarketing of such Bonds to the Tender Agent, (or, during any period the Bonds are in the Book-Entry System, such money shall be transferred to the account of the Remarketing Agent or such other applicable Direct Participant if the Remarketing Agent is not the Direct Participant) no later than 10:30 a.m., New York City time, on the Purchase Date, for payment of the Bonds to be purchased upon tender on such date. In the event that any purchaser which shall have been identified by the Remarketing Agent to the Trustee and the Tender Agent shall fail to pay the purchase price for any remarketed Bonds prior to 10:30 a.m., New York City time, on the Purchase Date, the

Remarketing Agent shall not be obligated to accept delivery of such amount after such time. The Remarketing Agent will immediately notify the Trustee, the Credit Bank and the Tender Agent of any such failure to receive funds in the amount of the purchase price for such remarketed Bonds. Not later than 10:45 a.m., New York City time, on the Purchase Date, the Tender Agent shall notify the Trustee, the Credit Bank and the Remarketing Agent of the amount of funds held by the Tender Agent as of 10:30 a.m., New York City time, on the Purchase Date constituting the purchase price of the Bonds remarketed by the Remarketing Agent.

    Section 3.08. PURCHASE OF BONDS. On each Purchase Date the Trustee promptly shall pay to the Tender Agent (or, if the Bonds are in a Book-Entry System, to the appropriate payee on the records of the Securities Depository), but only from amounts drawn under the Letter of Credit, the Purchase Price of any Bonds for which it has received a Tender Notice (or which are subject to mandatory tender for purchase pursuant to the provisions of Section 2.03 of this Indenture) for which remarketing proceeds have not been received by the Tender Agent, pursuant to Section 3.07 hereof, or arrange to have such amounts drawn under the Letter of Credit, to be paid directly to the Tender Agent. Upon receipt of amounts drawn under the Letter of Credit and any remarketing proceeds for the payment of the Purchase Price of Bonds and upon receipt of the Bonds tendered for purchase pursuant to Section 2.03 hereof, the Tender Agent shall pay such Purchase Price to the registered owners thereof (or, if the Bonds are in a Book-Entry System, to the appropriate payee on the records of the Securities Depository). Any amounts drawn under the Letter of Credit to purchase Bonds shall be used solely for such purpose. Bonds purchased from amounts drawn on the Letter of Credit shall be purchased for the account of the Credit Bank. Amounts drawn under the Letter of Credit which are not used to purchase Bonds pursuant to this Section 3.08 shall be remitted by the Trustee or the Tender Agent to the Credit Bank, on the Business Day after each Purchase Date.

    Section 3.09.  DELIVERY OF PURCHASED BONDS.

         (a)  Bonds remarketed by the Remarketing Agent pursuant to Section
    3.07 hereof shall be canceled by the Tender Agent and new Bonds in a like aggregate principal amount shall be registered by the Tender Agent in the names and shall be in the denominations set forth in the written notice given to the Trustee and the Tender Agent by the Remarketing Agent pursuant to Section 3.07 hereof, and the Tender Agent shall deliver (or make available for pickup) such Bonds to the purchasers thereof at the written direction of the Remarketing Agent and shall promptly notify the Trustee in writing of such cancellation and registration.

         (b) Purchased Bonds shall be registered by the Trustee in the name or at the written direction of the Credit Bank to the extent amounts drawn under the Letter of Credit were applied to the purchase of Purchased Bonds and shall be delivered by the Trustee to (or made available for pickup by) the Credit Bank, or held by the Trustee (or, if the Bonds are held in the Book-Entry System, such Bonds shall be recorded in the books of the Securities Depository) for the benefit of the Credit Bank as required by the Reimbursement Agreement and Pledge Agreement, as directed in writing by the Credit Bank. So long as any Bonds are registered in the name of the Credit Bank or its nominee or held by the entity holding the Bonds for the benefit of the Credit Bank, such Purchased Bonds shall be subordinate as to principal to all other Bonds outstanding hereunder, shall bear interest at an interest rate as determined pursuant to the provisions of the Reimbursement Agreement, and may not be tendered for purchase pursuant to
    Section 2.03(a) hereof. The Remarketing Agent shall, however, continue its efforts to remarket such Purchased Bonds on behalf of the Credit Bank; provided, however, unless a Letter of Credit or Alternate Credit Facility meeting the requirements of Section 5.01 hereof, is provided, Purchased Bonds shall not be remarketed. Bonds registered in the name or at the direction of the Credit Bank or its nominee or held for benefit of the Credit Bank, shall not, upon remarketing, be reregistered or delivered to the purchaser of such Bonds until the Trustee or the Securities Depository, depending on the entity holding the Bonds for the benefit of the Bank has received written evidence from the Credit Bank that the Letter of Credit has been reinstated to amount equal to the principal amount of Bonds outstanding plus an amount equal to interest on the outstanding Bonds or an Alternate Credit Facility has been provided pursuant to the provisions of this Indenture.

                                      ARTICLE IV

                     APPLICATION OF PROCEEDS AND PAYMENT OF BONDS

    Section 4.01. APPLICATION OF PROCEEDS. (a) The Issuer will cause the proceeds of the initial sale of any series of Bonds to be deposited with the Trustee as described below. The Trustee will hold those proceeds in trust for the benefit of the Company and the Bondholders and will apply the proceeds in accordance with this Section.

    The Trustee will deposit all proceeds from the sale of the Series 1996 Bonds and any additional series of Bonds into the "Project Fund," which is hereby created with the Trustee. Moneys in the Project Fund will be disbursed to pay the Project Costs, or to reimburse the Company for Project Costs paid by it, upon receipt of a requisition signed by a Company Representative, and consented to in writing by the Credit Bank, stating with respect to each disbursement to be made, the following:

         (1) that the costs of an aggregate amount set forth in such requisition have been made or incurred in connection with the Project and were made or incurred in accordance with the construction contracts, plans and specifications and building permits therefor;

         (2) that no part of the Project Costs reimbursed pursuant thereto was included within the costs referred to in any requisition previously filed with the Trustee under the provisions of this Indenture; and

         (3) that the amounts paid or to be paid as set forth in the requisition are properly payable under the terms of this Indenture and that all conditions precedent to payment as prescribed in this Indenture have been satisfied.

    Any and all fees, expenses or costs incurred in connection with the issuance and delivery of the Bonds shall be paid by the Company upon receipt of a written invoice therefor.

    The Trustee will maintain adequate records pertaining to the proceeds of the Bonds held by it and all disbursement from them made by the Trustee.

         (b) Disposition of Project Fund Moneys. On the date on which all Project Costs to be financed with the proceeds of a series of Bonds have been paid as determined in writing by a Company Representative and provided to the Trustee under the provisions of subparagraph (a) above, any balance of moneys in the Project Fund at such time shall, at the option and direction of the Company, be either (i) withdrawn by the Trustee from the Project Fund and used to reimburse the Credit Bank for draws under the Letter of Credit to pay the principal portion of the redemption price of any Bonds on the earliest redemption date on which no redemption premium must be paid, for draws under the Letter of Credit to pay the Purchase Price of any Bond tendered for purchase or the principal portion due on a maturity date; or (ii) used by the Company for any other purpose permitted by the Act and the Loan Agreement.

         (c) Investment of Project Fund Moneys. Moneys on deposit in the Project Fund may be invested only in accordance with the provisions of
    Section 4.03 hereof, and income resulting therefrom shall be credited to the Project Fund.

    Section 4.02. BOND FUND. There is hereby created and established with the Trustee a separate trust fund which shall be designated the "Bond Fund", which shall be applied only as provided in this Section.

    The Trustee shall deposit in the Bond Fund from time to time, upon receipt thereof, (i) all amounts drawn by the Trustee under the Letter of Credit as provided in Section 5.02 hereof; (ii) income received from the investment of moneys on deposit in the Bond Fund; and (iii) any other Revenues, including insurance proceeds, condemnation awards and Loan repayment or prepayment amounts received from or for the account of the Company. Amounts drawn under the Letter of Credit and other Available Moneys shall not be commingled with other moneys in the Bond Fund and the Trustee shall set up separate sub-accounts in the Bond Fund for amounts drawn under the Letter of Credit to pay the principal of and interest on the Bonds, amounts drawn on the Letter of Credit to pay the Purchase Price of Bonds or the principal portion of the redemption price of any Bonds called for redemption, income received from the investment of proceeds of amounts drawn under the Letter of Credit on deposit in the Bond Fund, and other Available Moneys. The Trustee shall have the sole right of withdrawal from the sub-accounts of the Bond Fund in which amounts drawn under the Letter of Credit, income received from the investment of proceeds of amounts drawn under the Letter of Credit on deposit in the Bond Fund, and other Available Moneys are deposited and neither the Issuer nor the Company shall have any legal, equitable or beneficial right, title or interest in amounts on deposit therein.

    Except as provided below and in Article VII, moneys in the Bond Fund shall be used solely for the payment of the principal of, Purchase Price and premium, if any, and interest on the Bonds as the same shall become due, whether at maturity or upon redemption or acceleration or otherwise. In making such payments, the Trustee shall (a) use amounts drawn by the Trustee under the Letter of Credit, (b) then use Available Moneys held hereunder (except proceeds of a draw under the Letter of Credit), and (c) then use any other Revenues received by the Trustee. Amounts on deposit in the subaccount of the Bond Fund representing income received from the investment of proceeds of amounts drawn under the Letter of Credit shall be held in a separate subaccount of the Bond Fund and shall be used solely for the reimbursement of amounts drawn under the Letter of Credit pursuant to the Reimbursement Agreement; the Trustee shall transfer such amounts to the Credit Bank on the second Business Day immediately succeeding the corresponding Interest Payment Date on which such amounts drawn under the Letter of Credit are applied.

    The Trustee will provide the Tender Agent funds, to the extent available from amounts drawn under the Letter of Credit, needed by the Tender Agent to purchase Bonds pursuant to tenders, and the Tender Agent will pay the purchase price of Bonds previously delivered to it pursuant to tenders. The Trustee shall make payments of the principal of, and premium, if any, and interest on, the Bonds only from moneys available to the Trustee under this Indenture for that purpose. If the Remarketing Agent has been removed or has resigned and no successor Remarketing Agent has been appointed, the Trustee will pay the purchase price of tendered Bonds with any moneys available to it under this Indenture for such purpose.

    Section 4.03. INVESTMENTS OF MONEYS. Except as provided below, the Trustee shall invest and reinvest moneys held by the Trustee as directed by the Company Representative in any Qualified Investment. In the absence of any such direction, the Company Representative hereby directs the Trustee to invest and reinvest moneys held by the Trustee in a money market funds meeting the requirements of subparagraph (10) of the definition of "Permitted Investments".

    Notwithstanding anything in this Indenture to the contrary, moneys held by the Trustee which are proceeds of a drawing under the Letter of Credit shall be invested prior to the application thereof in U.S. Government Obligations which mature in a principal amount not less than the aggregate amount invested therein and prior to the date of application thereof pursuant to the terms of this Indenture.

    The Trustee may make investments permitted by this Article IV through its own bond department or the bond department of any Credit Bank or trust company under common control with the Trustee. Investments shall be made so as to mature or be subject to redemption at the option of the holder on or before the date or dates on which the Trustee anticipates that moneys from the investments will be required. Investments shall be registered in the name of the Trustee and held by or under the control of the Trustee. The Trustee shall sell and reduce to cash a sufficient amount of investments whenever the cash held by the Trustee is insufficient. The Trustee shall not be liable for any loss from such investments to the extent directed by the Company Representative and to the extent such directions have been complied with by the Trustee.

    Section 4.04. MONEYS HELD IN TRUST. The Trustee shall hold in trust for the benefit of the Bondholders all moneys held by it for any payment on the Bonds. Moneys in the Bond Fund and the Project Fund shall be held by the Trustee for the benefit of the owners and holders of the Bonds and invested in accordance with Section 4.03 until disbursed as described in Section 4.01. Money received by the Remarketing Agent, Tender Agent or the Trustee from the sale of any Bond under Section 3.07 or for the purchase of any Bond shall be held segregated from other funds of the Remarketing Agent, Tender Agent or the Trustee in trust for the benefit of the Bondholder from whom such Bond was purchased or the person delivering such purchase money, as the case may be, and shall not be invested. The Trustee shall promptly, but in no event later than 30 days after their original deposit, apply moneys received from the Company in accordance with this Indenture as directed by the Company Representative. After the payment in full of the principal or Purchase Price of, premium, if any, and interest on the Bonds and any other amounts required to be paid hereunder, or after provision has been made therefor pursuant to the provisions of this Indenture, the Trustee shall pay any amounts remaining in any fund or account established pursuant hereto, to the Credit Bank to the extent any amounts are owed to the Credit Bank pursuant to the provisions of the Reimbursement Agreement, as certified in writing by the Credit Bank, and thereafter to the Company.

                                      ARTICLE V

                                   LETTER OF CREDIT

    Section 5.01. REQUIREMENTS FOR LETTER OF CREDIT; ALTERNATE CREDIT FACILITY; RATING EVENT DATE; REQUIRED OPINIONS. (a) The initial letter of credit will be an irrevocable letter of credit of the Credit Bank providing for direct payments to or upon the order of the Trustee of amounts up to (1) the principal of the Bonds when due, at maturity or upon acceleration, redemption, purchase pursuant to a tender or otherwise; (2) interest on the Bonds for such number of days as may be required by any Rating Agency then rating the Bonds (which number of days shall be 41 with respect to the initial Letter of Credit) days at the Maximum Rate; provided, however that (A) if the Letter of Credit will be in effect during a Commercial Paper Mode, the stated coverage amount of the Letter of Credit will include an amount equal to interest on the Bonds for such number of days as may be required by any Rating Agency then rating the Bonds at the Maximum Rate; and (B) if the Letter of Credit will be in effect during a Long-Term Interest Rate Period, the stated coverage amount of the Letter of Credit will include an amount equal to interest on the Bonds for such number of days as may be required by any Rating Agency then rating the Bonds at the Long-Term Interest Rate. The Letter of Credit will expire at its stated expiration date, which shall be no earlier than 20 days after an Interest Payment Date that, is one year from its date of issuance.

    (b) Replacement Letter of Credit; Alternate Credit Facility. The Company may, subject to compliance with the provisions of the Reimbursement Agreement, elect to replace any Letter of Credit with a new Letter of Credit or provide an Alternate Credit Facility conforming to the requirements of Section 5.01(a) on any Substitution Date.

    The Company shall promptly notify the Trustee of its intention to deliver an Alternate Credit Facility not less than thirty (30) days prior to the expected delivery date thereof. Upon receipt of such notice, the Trustee will promptly mail a notice of the anticipated delivery of such replacement Letter of Credit or Alternate Credit Facility, by first class mail to the Issuer and the Remarketing Agent, and to each Bondholder at the holder's registered address and the Bonds shall be subject to mandatory tender for purchase upon delivery of such Alternate Credit Facility pursuant to the provisions of Section 2.03 hereof, and will promptly telecopy such notice to the current Credit Bank.

    Unless the Credit Bank issuing an Alternate Credit Facility in the form of a letter of credit is the same Credit Bank that issued the then existing Letter of Credit, each Letter of Credit to be in effect after the initial Letter of Credit must be accompanied by the Rating Agency letter and Opinions of Counsel described in (d).

    (c) In addition, the Company may, subject to compliance with the provisions of the Reimbursement Agreement, elect to terminate the existing Letter of Credit (or elect not to replace an expiring Letter of Credit or Alternate Credit Facility) on any Rating Event Date by delivering to the Trustee, the Remarketing Agent and the Issuer at least 30 days before the end of the last full Interest Period before the termination or expiration of the Letter of Credit or Alternate Credit Facility, (i) a letter from each Rating Agency then rating the Bonds that the Bonds will be rated at least "A-1/P-1" (or its equivalent) or "A-/A3" (or its equivalent) in the event the Bonds are in a Long-Term Interest Rate Mode after the termination or expiration of the Letter of Credit or Alternate Credit Facility, (ii) an opinion of counsel from nationally recognized securities counsel stating that the offering and sale (or remarketing) of the Bonds on each Rating Event Date will be exempt from the registration requirements of the Securities Act of 1933 and applicable State securities laws or that the Bonds have been registered in compliance therewith. If such election is made, the Bonds will be subject to mandatory tender for purchase on the next succeeding Rating Event Date pursuant to the provisions of Section

2.03 hereof, prior to the termination or expiration of the Letter of Credit or Alternate Credit Facility.

    (d) Opinions of Counsel. After the initial Letter of Credit and any extensions or amendments thereof, any Alternate Credit Facility delivered to the Trustee must be accompanied by (1) an Opinion of Counsel stating that delivery of such Alternate Credit Facility is authorized under this Indenture and complies with its terms; (2) an opinion of counsel to the issuer or provider of such Alternate Credit Facility stating that such Alternate Credit Facility is a legal, valid, binding and enforceable obligation of such issuer or obligor in accordance with its terms and is exempt from registration requirements of the Securities Act of 1933 and applicable State securities laws; (3) an Opinion of Counsel that payments made under such Alternate Credit Facility will not be recoverable from the Bondholders as voidable preferences under the provisions of the U.S. Credit Bankruptcy Code; (4) an Opinion of Counsel from nationally recognized securities counsel stating that the offering and sale (or remarketing) of the Bonds will be exempt from the registration requirements of the Securities Act of 1933 and applicable State securities laws or stating that the offering and sale (or remarketing) of the Bonds have been registered pursuant to the requirements of the Securities Act of 1933 and applicable State securities laws; and (5) evidence satisfactory to the Trustee that the unsecured indebtedness of the provider of such Alternate Credit Facility (or parent company of the such provider) is rated by a Rating Agency at "A-1/P-1" (or its equivalent) or "A-/A3" (or its equivalent) in the event the Bonds are in a Long-Term Interest Rate Mode.

    Subsequent to a Rating Event Date and during any period the principal of and interest on the Bonds are not secured by a letter of credit issued by a national banking association, if the Bonds are in a Long-Term Interest Rate Mode or a Commercial Paper Mode, at least five (5) days prior to any remarketing of Bonds as a result of any Purchase Date or a Long-Term Interest Rate Reset Date or Commercial Paper Rate Reset Date, as applicable, the Company shall deliver to the Trustee, the Remarketing Agent and the Issuer an opinion of counsel from a nationally recognized securities counsel stating that the remarketing of the Bonds on any such applicable date will be exempt from the registration requirements of the Securities Act of 1933 and applicable State securities laws or that the Bonds have been registered in compliance therewith.

    Section 5.02. DRAWS. The Issuer hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to draw on the Letter of Credit, if any, in accordance with its terms, in order to receive payment thereunder on the following dates in the following amounts:

         (a) During any period in which Bonds bear interest at a Commercial Paper Rate or Long-Term Interest Rate on the first Business Day of each month in an amount which would be sufficient to pay interest accrued on all outstanding Bonds to such first Business Day;

         (b) On each Interest Payment Date, in an amount which will be sufficient to pay, together with amounts previously drawn on the Letter of Credit pursuant to (a) above, the interest due and payable on such Interest Payment Date on all outstanding Bonds;

         (c) On any date fixed for redemption of Bonds, in an amount which will be sufficient to pay, together with amounts previously drawn on the Letter of Credit pursuant to (a) above, the redemption price, including accrued interest to the date of redemption (but excluding premium, if any, unless the stated amount of the Letter of Credit then in effect includes such premium);

         (d) On the date fixed for payment of the Bonds in connection with any declaration of the acceleration of the maturity of the Bonds following an Event of Default, as provided in Section 8.01 hereof, in an amount which will be sufficient to pay, together with amounts previously drawn on the Letter of Credit pursuant to
    (a) above, all principal and interest due on the Bonds as a result of such declaration on the date fixed for such payment;

         (e) On each Purchase Date, in an amount sufficient to pay the Purchase Price of any Bonds tendered pursuant to Section 2.03 hereof and for which the Tender Agent (or, in the event the Bonds are in a Book-Entry System, the Remarketing Agent) has not received remarketing proceeds for the payment of the Purchase Price thereof; and

         (f) On the final maturity date of the Bonds, in an amount which will be sufficient to pay, together with amounts previously drawn on the Letter of Credit pursuant to (a) above, the principal and interest due on all outstanding Bonds on such final maturity date.

    Each such drawing shall be made not later than the time required by the Letter of Credit in order to receive payment thereunder (i) with respect to 5.02(a), on the first Business Day of each month, and (ii) with respect to all other drawings, on the day on which payment of the amount of such drawing is required to be made to the holders of the Bonds pursuant to this Indenture. The Trustee shall give notice of each such drawing to the Company at the time of each draw. The Trustee shall comply with all provisions of the Letter of Credit in order to realize upon any drawing thereunder, and will not draw upon the Letter of Credit for payment of the principal or Purchase Price of and interest on any Bonds registered in the name of the Credit Bank, the Issuer or the Company.

                                      ARTICLE VI

                            PLEDGE OF REVENUES; COVENANTS

    Section 6.01. PLEDGE OF REVENUES. All of the Revenues are hereby irrevocably pledged to the punctual payment of the principal of, premium, if any, and interest on the Bonds, subject to the provisions of this Indenture permitting the application of such Revenues for the purposes and on the terms and conditions set forth herein.

    The Issuer also hereby transfers in trust, grants a security interest in and assigns to the Trustee, for the benefit of the holders from time to time of the Bonds, all of its right, title and interest in the Revenues and under the Loan Agreement (but excluding the Unassigned Rights). All Revenues shall be held in trust for the benefit of the holders from time to time of the Bonds, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes hereinafter in this Article V set forth.

    Neither the Issuer nor any person executing the Bonds is liable personally on the Bonds or subject to any personal liability or accountability by reason of their issuance. The Bonds and the interest thereon are limited obligations of the Issuer, payable solely from the Revenues. No property of the Company has been pledged to the Trustee as collateral for the Bonds. Neither the faith and credit nor the taxing power of the City of La Mirada (the "City") nor the State is pledged to the payment of the principal of or interest on the Bonds. None of the State, the City, any other political subdivision of the State (except the Issuer, to the limited extent set forth in the Indenture) shall in any event be liable for the payment of the principal of, premium (if any) or interest on the Bonds or for the performance of any pledge, obligation or agreement of any kind whatsoever of the Issuer, and none of the Bonds or any of the Issuer's agreements or obligations shall be construed to constitute an indebtedness of or a pledge of the faith and credit of or a loan of the credit of any of the foregoing within the meaning of any constitutional or statutory provisions whatsoever.

    Section 6.02. PAYMENT OF BONDS. The Issuer shall promptly pay the principal and Purchase Price of, and the premium, if any, and interest on, the Bonds on the dates and in the manner provided in the Bonds, but only from the amounts assigned to and held by the Trustee under this Indenture.

    Section 6.03. FURTHER ASSURANCES. The Issuer shall execute and deliver such supplemental indentures and such further instruments, and do such further acts, as the Trustee may reasonably require for the better assuring, assigning and confirming to the Trustee the amounts assigned under this Indenture for the payment of the Bonds.

     Section 6.04. CONTINUING DISCLOSURE. Pursuant to Section 5.15 of the Loan Agreement, the Company has undertaken responsibility for compliance with continuing disclosure requirements under Rule 15c2-12 promulgated and amended by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and the Issuer shall have no liability to the holders of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Indenture, failure of the Company to comply with any continuing disclosure agreement or certificate shall not be considered an Event of Default, however, the Trustee, at the written request of the Remarketing Agent or the holders of at least 25% aggregate principal amount of Outstanding Bonds, shall, but only to the extent funds or other indemnity in an amount satisfactory to the Trustee shall have been furnished to it to hold the Trustee harmless from any, loss, cost, expense or liability, including, without limitation, fees and expenses of its attorneys and additional fees of the Trustee, take such actions as may be necessary and appropriate to compel performance of this covenant, including seeking mandate or specific performance by court order.

                                     ARTICLE VII

                                DISCHARGE OF INDENTURE

    Section 7.01. BONDS DEEMED PAID; DISCHARGE OF INDENTURE. Any Bond shall be deemed paid for all purposes of this Indenture when (a) payment of the principal of and premium, if any, and interest on such Bond to the due date of such principal and interest (whether at maturity, upon redemption or otherwise) either (1) has been made in accordance with the terms of the Bonds or (2) during any Commercial Paper Period or Long-Term Interest Rate Period, has been provided for by irrevocably depositing with the Trustee (A) moneys sufficient to make such payment (provided that while a Letter of Credit is in effect, such moneys shall have been derived from the proceeds of a draw under such Letter of Credit or shall be other Available Moneys) and/or (B) U.S. Government Obligations (provided that they have been purchased with moneys derived from the proceeds of a draw under such Letter of Credit or from other Available Moneys) maturing as to principal and interest in such amounts and at such times as will, in the opinion of an independent certified public accountant delivered to the Trustee, ensure the availability of sufficient moneys to make such payment, and (b) all compensation and reasonable expenses of the Trustee pertaining to such Bond have been paid or provided for to the Trustee's satisfaction. When a Bond is deemed paid, it will no longer be secured by or entitled to the benefits of this Indenture or be an obligation of the Issuer, except for payment from moneys or U.S. Government Obligations under clause (a)(2) above and except that it may be tendered as provided in the Bonds and transferred, exchanged or replaced as provided in Article II.

    Notwithstanding the foregoing, no deposit described in clause (a)(2) of the preceding paragraph will be deemed a payment of a Bond until either (A) notice of redemption of the Bond is given in accordance with the Indenture or, if the Bond is not to be redeemed or paid within the next 60 days, until the Company has given the Trustee, in form satisfactory to the Trustee, irrevocable instructions (1) to notify, as soon as practicable, the Owner of the Bonds in accordance with this Indenture, that the deposit required by clause (a)(2) above has been made with the Trustee and that the Bonds are deemed to be paid under the Indenture and stating the maturity or redemption as provided herein for such Bonds, or (B) the maturity of the Bonds. In addition, notwithstanding the foregoing, if the Bonds are then in the Daily Rate Mode or the Weekly Rate Mode, no deposit described in clause (a)(ii) of the preceding paragraph will be deemed a payment of a Bond unless the Trustee receives written evidence from each Rating Agency then rating the Bonds that such deposit would not result in a reduction or withdrawal of the ratings then maintained on the Bonds.


    When all Outstanding Bonds are deemed paid under the provisions of this Section, the Trustee shall, upon request, acknowledge the discharge of the lien of this Indenture; provided, however, that the obligations under Article II in respect of the transfer, exchange and replacement of Bonds shall survive the discharge of the lien of this Indenture.

    Section 7.02. APPLICATION OF TRUST MONEYS. The Trustee shall hold in trust moneys or U.S. Government Obligations deposited with it pursuant to Section
7.01 and shall apply such moneys and the money derived from such U.S. Government Obligations in accordance with this Indenture only to the payment of the principal of, and the premium, if any, and interest on, the Bonds.

    Section 7.03. REPAYMENT TO CREDIT BANK AND COMPANY. The Trustee shall promptly pay to the Credit Bank (to the extent the Credit Bank certifies to the Trustee that the Company is indebted to it under the Reimbursement Agreement) and then to the Company, upon request, any excess moneys or securities held by the Trustee at any time under this Article VII and any money held by the Trustee under any other provision of this Indenture for the payment of principal, premium, if any, or interest on the Bonds that remains unclaimed for two years.

                                     ARTICLE VIII

                                DEFAULTS AND REMEDIES

    Section 8.01. EVENTS OF DEFAULT. An "Event of Default" is any of the following:

         (a) Default in the payment of any interest on any Bond when due and payable.

         (b) Default in the payment of principal or premium on any Bond when due and payable, whether at maturity, upon redemption, by declaration or otherwise.

         (c) Default in the due and punctual payment of the Purchase Price of any Bond tendered by its Beneficial Owner pursuant to Section 2.03 hereof.

         (d) The Issuer fails to perform any of its agreements in this Indenture or the Bonds (except a failure that results in an Event of Default under clause (a), (b) or (c) above), the performance of which is material to the Bondholders, and the failure continues after the notice and for the period specified in this Section.

         (e) The Company fails to perform any of its agreements in the Loan Agreement (except a failure that results in an Event of Default under clause (a), (b) or (c) of this Section) and the failure continues after the notice and for the period specified in this Section, provided that such a failure (other than a failure to perform an agreement in Section 5.2 of the Loan Agreement, relating to maintenance of the Company's existence) is not an Event of Default if it is a result of any cause or event not reasonably within the Company's control.

         (f) The Company pursuant to or within the meaning of any Bankruptcy Law (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian for the Company or any substantial part of its property or (4) makes a general assignment for the benefit of its creditors.

         (g) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case, (2) appoints a Custodian for the Company or any substantial part of its property or (3) orders the winding up or liquidation of the Company, and the decree or order remains unstayed and in effect for 60 days.

         (h) The Trustee receives from the Credit Bank by tested telex within ten (10) calendar days of the date of any interest drawing on the Letter of Credit notice that the Letter of Credit will not be reinstated.

    A default under clause (d) or (e) of this Section is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Bonds then outstanding give the Issuer, the Credit Bank and the Company a notice specifying the default, demanding that it be remedied and stating that the notice is a "Notice of Default," and the Issuer (if the default is under clause (d)) or the Company (if the default is under clause (e) or if the default is under clause (d) and the Company has elected to perform the Issuer's agreements under this Indenture and the Bonds as described in the last sentence of this paragraph) does not cure the default within 90 days after receipt of the notice, or within such longer period as the Trustee shall agree to. The Trustee shall not unreasonably refuse to agree to a longer period if the default cannot reasonably be cured within 90 days after receipt of the notice and the Issuer or the Company has begun within 90 days and continued diligent efforts to correct the default.
The Issuer authorizes the Company to perform, in the name and on behalf of the Issuer and for the purpose of preventing the occurrence of an Event of Default, any agreement of the Issuer in this Indenture or the Bonds.

    Section 8.02. ACCELERATION. If an Event of Default occurs and is continuing, the Trustee by notice to the Issuer, the Credit Bank and the Company, or the holders of at least 25% in principal amount of the Bonds then outstanding by notice to the Issuer, the Company, the Credit Bank and the Trustee (except for an Event of Default under clause (f) or (g) of the foregoing Section, for which a declaration can be made without any notice) may declare the principal of and accrued interest on the Bonds to the date of declaration of acceleration of the Bonds to be due and payable immediately. Upon any declaration of acceleration, the Trustee shall immediately exercise such rights as it may have under the Loan Agreement.

    If a Letter of Credit is in effect, the Trustee will not declare the Bonds to be due and payable as a result of an Event of Default under subparagraphs
(d), (e), (f) and (g) above without first obtaining the Credit Bank's consent. Upon an Event of Default under Section 8.01(h) hereof, the Trustee immediately shall declare that the principal of and accrued interest on the Bonds is due and payable. Upon a declaration that the principal of and accrued interest on the Bonds shall be due and payable, interest on the Bonds immediately shall cease to accrue and the Trustee shall immediately draw on the Letter of Credit pursuant to Section 5.02(d) hereof to pay the principal of and accrued interest on the Bonds. The Trustee shall immediately give notice of acceleration to the Bondholders.

    The Trustee may, and upon the request of holders of a majority in principal amount of the Bonds then outstanding shall, rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, and
(a) if, when a Letter of Credit is in effect, the Credit Bank gives its written consent to the waiver of the event of default under the Reimbursement Agreement and gives notice in writing to the Trustee that the Letter of Credit has not expired in accordance with its terms and that the Letter of Credit is reinstated; (b) the rescission would not conflict with any judgment or decree; and (c) all payments due the Trustee and any predecessor Trustee under Section
9.06 have been made.

    Section 8.03. OTHER REMEDIES. If an Event of Default has occurred and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the principal of, and the premium, if any, and interest on, the Bonds or to enforce the performance of any provision of the Bonds, this Indenture or the Loan Agreement.

    The Trustee, as the assignee of certain rights, titles and interests of the Issuer in and to the Loan Agreement, may enforce each and every right, title and interest so assigned.

    The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Bondholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

    Section 8.04. WAIVER OF PAST DEFAULTS. The Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding together, when a Letter of Credit is in effect, with the Credit Bank, by notice to the Trustee and the Company, may waive an Event of Default and its consequences if the Letter of Credit is reinstated up to the full amount available under it. When an Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent to it.

    Section 8.05. CONTROL BY MAJORITY. Subject to Section 9.01, the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Bondholders, or would involve the Trustee in personal liability.

    Section 8.06. LIMITATION ON SUITS. A Bondholder may not pursue any remedy with respect to this Indenture or the Bonds unless (a) such Owner gives the Trustee notice stating that an Event of Default is continuing, (b) the Owners of at least 25% in aggregate principal amount of the Bonds then Outstanding make a written request to the Trustee to pursue such remedy, (c) such Owner or Owners offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense incurred in connection therewith and (d) the Trustee does not comply with such request within 60 days after receipt of such request and offer of indemnity.

    A Bondholder may not use this Indenture to prejudice the rights of another Bondholder or to obtain a preference or priority over any other Bondholder.

    Section 8.07. RIGHTS OF OWNERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Owner to receive payment of the principal of, and premium, if any, and interest on, a Bond, on or after the due dates expressed in such Bond, or the purchase price of a Bond on or after the date for its purchase as provided in such Bond, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such Owner.

    Section 8.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default under
Section 8.01(a), (b) or (c) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount remaining unpaid.

    Section 8.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders allowed in any judicial proceedings relative to the Company or the Credit Bank, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Owners in any election of a trustee in Bankruptcy or other person performing similar functions. In the event of a Bankruptcy or reorganization of the Company, the Trustee may file a proof of claim on behalf of all Bondholders with respect to the obligations of the Company pursuant to the Loan Agreement.

    Section 8.10. PRIORITIES. If the Trustee collects any money pursuant to this Article VIII, it shall pay out such money as soon as practicable in the following order:

         FIRST:  To the Trustee for amounts to which it is entitled under
    Section 9.06, but the Trustee may not pay itself for such amount from moneys drawn under the Letter of Credit;

         SECOND: To the Bondholders for amounts due and unpaid on the Bonds for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, premium, if any, and interest, respectively;

         THIRD: To the Credit Bank to the extent the Credit Bank certifies to the Trustee that the Company is indebted to the Credit Bank under the Reimbursement Agreement; and

         FOURTH:  To the Issuer and the Trustee amounts payable pursuant to
    Section 7.3 of the Loan Agreement.

         FIFTH:  To the Company.

The Trustee may fix a payment date for any payment to the Bondholders.

    Section 8.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by an Owner pursuant to Section 8.07 or a suit by Owners of more than 10% in aggregate principal amount of the Bonds then Outstanding.

                                      ARTICLE IX

                     TRUSTEE, TENDER AGENT AND REMARKETING AGENT

    Section 9.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

    (b)  Except during the continuance of an Event of Default:

         (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and applicable laws and regulations and no others and no implied duties or covenants shall be read into this Indenture against the Trustee, and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates, opinions, requisitions or any other writing furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the same to determine whether they conform to the requirements of this Indenture.

    (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (1) this subsection (c) shall not limit the effect of subsection (b) of this Section 9.01;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05; and

         (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to all the provisions of this Section 9.01.

    (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, but the Trustee may not require indemnity as a condition to declaring the principal of and interest on the Bonds to be due immediately under Section 8.02, to drawing on the Letter of Credit or to making any payment of principal, premium or interest on the Bonds.

    (f) The Trustee shall not be liable for interest on any cash held by it, except as the Trustee may agree with the Company or the Issuer with the consent of the Company.


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

    (g) The Trustee may rely on a Company Representative's certificate as to whether a Credit Bankruptcy Filing has occurred.

    (h) In addition to the funds and accounts established by this Indenture, the Trustee may establish such funds and accounts as it deems necessary and appropriate in order to discharge its duties under this Indenture.

    (i) The Trustee, on behalf of the Issuer, shall appoint an authenticating agent acceptable to the Company to authenticate Bonds if required pursuant to
Section 9.07. An authenticating agent may authenticate Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee shall include authentication by such authenticating agent.

    Section 9.02. RIGHTS OF TRUSTEE. Subject to Section 9.01:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in such document.

         (b) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any certificate of an appropriate officer or officers of the Issuer or the Company or any Opinion of Counsel.

         (c) The Trustee may act through agents or, as provided in Section 9.16, through co-trustees so long as each such co-trustee shall agree in writing to be bound by the standards of conduct for the Trustee specified in this Indenture, and the Trustee shall not be responsible for the willful misconduct or negligence of any agent or co-trustee appointed by it with due care.

    Section 9.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the Owner or a pledgee of Bonds and may otherwise deal with the Issuer or with the Company or its affiliates with the same rights it would have if it were not the Trustee.

    Section 9.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Loan Agreement or the Bonds, except for its execution hereof and its authentication of any Bond hereunder. The Trustee shall not be accountable for the Company's use of Bond proceeds, nor shall it be responsible for any statement in the Bonds other than its certificate of authentication.

    Section 9.05. NOTICE OF DEFAULTS. If an event occurs which, with the giving of notice or lapse of time or both, would become an Event of Default, and if such event is continuing and is known to the Trustee, the Trustee shall mail to each Bondholder and the Credit Bank notice of such event within 30 days after it occurs. Except in the case of a default in the payment or purchase on any Bonds, the Trustee may withhold such notice if and so long as a committee of its Responsible Officers and the Credit Bank in good faith determine that withholding such notice is in the best interests of the Bondholders.

    Section 9.06. COMPENSATION OF TRUSTEE. For acting under this Indenture, the Trustee shall be entitled to payment as previously agreed upon in writing by the Company and the Trustee.

    To secure the payment or reimbursement to the Trustee provided for in this Indenture and in the Loan Agreement, the Trustee shall have a senior claim, to which the Bonds are made subordinate, on all money or property held or collected by the Trustee, except any money or


                                       47
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property held  in trust to pay the principal of, and the premium, if any, and interest on, or the Purchase Price of, particular Bonds and except amounts drawn under the Letter of Credit.

    Section 9.07. ELIGIBILITY OF TRUSTEE. This Indenture shall always have a Trustee that is a corporation or association organized and doing business under the laws of the United States of America or any state or the District of Columbia, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by United States of America, state or District of Columbia authority and has a combined capital, surplus and undivided profits of at least $10,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee ceases to be eligible in accordance with this Section, the Trustee shall resign immediately as set forth in Section 9.08.

    Section 9.08. REPLACEMENT OF TRUSTEE. (a) The Trustee may resign by notifying the Issuer, the Credit Bank and the Company in writing and by mailing notice thereof by first-class mail to the Bondholders.

    Upon receiving such notice of resignation, the Company shall, with the consent of the Credit Bank, promptly appoint a successor trustee by an instrument in writing; provided that the Company may not make such appointment if an Event of Default has occurred and is continuing, or if an event has occurred and is continuing which, with the giving of notice or lapse of time or both, would become an Event of Default. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or any Bondholder who has been a bona fide Owner of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor trustee.

    (b)  In case at any time either of the following shall occur:

         (1) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.07 and shall fail to resign after written request therefor by the Company, the Credit Bank, the Issuer or any Bondholder who has been a bona fide Owner of a Bond for at least six months, or

         (2) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee otherwise becomes incapable of acting, then, in any such case, the Company shall remove the Trustee and, with the consent of the Credit Bank, appoint a successor trustee by an instrument in writing; provided that the Company may not make such appointment if an Event of Default has occurred and is continuing, or if an event has occurred and is continuing which, with the giving of notice or lapse of time or both, would become an Event of Default, in which case the successor trustee shall be appointed by a court as provided in subsection (a) of this Section.

    (c) Owners of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee by an instrument or concurrent instruments in writing signed by such Bondholders and delivered to the Trustee, the Credit Bank and the Company. Upon receiving such notice of removal, the Company shall, with the consent of the Credit Bank, promptly appoint a successor trustee by an instrument in writing; provided that the Company may not make such appointment if an Event of Default has occurred and is


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continuing, or if an event has occurred and is continuing which, with the giving of notice or lapse of time or both, would become an Event of Default, in which case the successor trustee shall be appointed by a court as provided in subsection (a) of this Section.

    (d) Any resignation or removal of the Trustee and the appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 9.09. The Company shall give written notification to any Rating Agency then rating the Bonds if a successor trustee shall be appointed pursuant to this Section.

    Section 9.09. ACCEPTANCE OF TRUST BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee and the Credit Bank an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or the written request of the successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing necessary or desirable for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure the amounts due it as compensation, reimbursement, expenses and indemnity afforded to it by Section 9.06.

    No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07.

    At the time of appointment, the Company and the successor trustee shall execute an agreement with respect to the compensation of the successor trustee.

    Upon acceptance of appointment by a successor trustee as provided in this Section, the Issuer or such successor trustee shall give the Bondholders notice of the succession of such trustee to the trusts hereunder in the manner prescribed in Section 9.08 for the giving of notice of resignation of the Trustee.

    Section 9.10. DUTIES OF REMARKETING AGENT. The Remarketing Agent shall set the interest rates on the Bonds and perform the other duties provided for in
Section 2.02 and will remarket Bonds as provided in Section 3.07, subject to any provisions of the Remarketing Agreement, which shall control in the case of any conflict with this Indenture. So long as the Bonds are held in the Book-Entry System, the Remarketing Agent must be Participant in such system with respect to the Bonds, except under the circumstances described in Section 3.07. The Remarketing Agent may for its own account or as broker or agent for others deal in the Bonds and may do anything any other Bondholder may do to the same extent as if the Remarketing Agent were not serving as such.

    Section 9.11. ELIGIBILITY OF REMARKETING AGENT. The initial Remarketing Agent appointed under this Indenture is The First National Bank of Chicago, Chicago, Illinois. The Remarketing Agent shall be a Credit Bank, trust company or member of the National Association of Securities Dealers, Inc. organized and doing business under the laws of the United States of America or any state or the District of Columbia, shall have a combined capital stock, surplus and undivided profits of at least $15,000,000 as set forth in its most recent published annual report and shall be authorized by law to perform all the duties imposed upon the Remarketing Agent by this Indenture and the Remarketing Agreement.

    Section 9.12. REPLACEMENT OF REMARKETING AGENT. The Remarketing Agent may resign and be discharged of its duties hereunder by giving at least thirty (30) days written notice to the Issuer, the Trustee, the Tender Agent, the Credit Bank and the Company. The Company may remove the Remarketing Agent at any time by an instrument signed by the Company and delivered to the Remarketing Agent, the Issuer, the Credit Bank and the Trustee at least 30 days prior to the effective date of such removal (which shall not in any event occur prior to the appointment of a successor Remarketing Agent). Notwithstanding the above, the resignation or removal of the Remarketing Agent as set forth above shall not become effective until a successor Remarketing Agent has accepted the duties of the Remarketing Agent hereunder. A new Remarketing Agent may be appointed by the Company, with the consent of the Credit Bank, upon the resignation or removal of the Remarketing Agent. The Trustee shall promptly notify the Bondholders and all Rating Agencies of any change in the Remarketing Agent.

    Section 9.13. COMPENSATION OF REMARKETING AGENT. The Remarketing Agent shall not be entitled to any compensation from the Issuer, the Trustee, the Tender Agent or any property held under this Indenture but must make separate arrangements with the Company for compensation.

    Section 9.14. SUCCESSOR TRUSTEE OR REMARKETING AGENT BY MERGER. If the Trustee or the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a Credit Bank or trust company, its corporate trust assets) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Remarketing Agent, provided that such successor shall be eligible under the applicable provisions of this Article IX.

    Section 9.15. SEPARATE OR CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the laws of the State) denying or restricting the right of Credit Banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in the case of litigation under this Indenture, and in particular in the case of the enforcement of this Indenture upon the occurrence of an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers, trusts or remedies herein granted to the Trustee or hold title to the trust estate, as herein granted and described in the Granting Clause, or take any other action which may be desirable or necessary in connection therewith, it may be necessary or desirable for the Trustee to appoint an individual or institution as a separate or co-trustee. The Trustee is hereby authorized to appoint a separate or co-trustee under such circumstances, and the following provisions of this Section shall apply to any separate or co-trustee so appointed.

    In the event that the Trustee appoints an individual or institution as a separate or cotrustee, each and every right, power, trust, remedy, estate, title, interest, claim, cause of action and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee shall be exercisable by and vested in such separate or co-trustee, but only to the extent necessary to enable the separate or co-trustee to exercise such rights, powers, trusts and remedies.

    Should any deed, conveyance or instrument in writing from the Issuer be required by any separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such estates, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or cotrustee, or a


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successor to either, shall die, become incapable of acting, resign or be removed, all the estates, rights, powers, trusts, duties and obligations of such separate trustee or cotrustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor, separate or co-trustee.

    Except as otherwise required by applicable law, no right or power granted by this Indenture to any separate or co-trustee shall be exercised by such separate or co-trustee alone unless such separate or co-trustee shall have obtained the written consent of the Trustee to do so.

    The Trustee may at any time, by an instrument in writing executed by it, remove any separate or co-trustee, and in such event may, in its discretion, by an instrument in writing executed by it, appoint a successor to such separate or co-trustee.

    Section 9.16. TENDER AGENT. The Issuer shall appoint the Tender Agent for the Bonds, subject to the conditions set forth in Section 9.17 hereof. The Tender Agent initially appointed hereunder shall be Bankers Trust Company. The Tender Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee and the Remarketing Agent under which the Tender Agent acknowledges its qualifications to act as Tender Agent under this Indenture and agrees, particularly, as follows:

         (1) The Tender Agent shall, upon receipt of a Tender Notice from any Bondholder, give prompt telephonic notice thereof to the Trustee and the Remarketing Agent, specifying the amount of Bonds to be purchased and the Purchase Date, and shall, not later than the following Business Day, confirm such telephonic notice in writing and deliver to the Remarketing Agent, the Trustee and the Credit Bank a copy of such Tender Notice.

         (2) On each Purchase Date, the Tender Agent shall give the Remarketing Agent and the Trustee telephonic notice, confirmed in writing by the following Business Day, of the aggregate principal amount of Bonds delivered pursuant to Section 2.03.

         (3)  The Tender Agent shall hold all Bonds delivered to it pursuant to
    Section 2.03 in trust for the benefit of the respective Bondholders which shall have so delivered such Bonds until such Bonds are required by this Indenture to be delivered to the respective purchasers thereof.

         (4) The Tender Agent shall cancel all Bonds for which it has received written notice of remarketing from the Remarketing Agent and shall register and authenticate new Bonds in a like aggregate principal amount in the names and in the denominations set forth in the written notice given to the Tender Agent by the Remarketing Agent pursuant to Section 3.07 hereof.

         (5) The Tender Agent shall remit the Purchase Price of tendered Bonds to the tendering Bondholders in accordance with Section 3.07 hereof.

         (6)  The Tender Agent shall deliver to the Trustee all tendered Bonds.

         (7) The Tender Agent shall keep such books and records as shall be consistent with prudent industry practice and shall make such books and records available for inspection by the Issuer, the Trustee and the Credit Bank at all reasonable times.


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

         (8) The Tender Agent shall hold all monies representing the Purchase Price of Bonds tendered for purchase in a segregated account and such monies shall be held uninvested prior to the application thereof.

    Notwithstanding the above provisions, so long as the Bonds are subject to a system of book-entry only transfers pursuant to Section 2.09 hereof, any requirement for the delivery of Bonds to the Tender Agent in connection with an optional or mandatory tender pursuant to Section 2.03 hereof and the payment of the Purchase Price thereof shall be deemed satisfied upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Bonds tendered for purchase to the account of the Tender Agent, or a Direct Participant acting on behalf of the Tender Agent and the payment of such Purchase Price through the operations of such book-entry only system.

    Section 9.17. QUALIFICATIONS OF TENDER AGENT. The Tender Agent shall be a commercial bank or trust company with trust powers with a principal office, or an affiliate with a principal office, in New York, New York, having a combined capital and surplus of at least $50,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Tender Agent shall be an affiliate of the Trustee (unless the Trustee is the Tender Agent) unless the Trustee has no affiliate meeting the requirements of the first sentence of this Section, in which case the selection of the Tender Agent shall be subject to the approval of the Credit Bank. The Tender Agent initially appointed hereunder, in the event that the Bonds cease to be in a Book-Entry System, is Bankers Trust Company of California, N.A.

    The Tender Agent may at any time resign and be discharged by giving at least thirty (30) days' notice to the Trustee, the Issuer and the Credit Bank. The Tender Agent may be removed at any time, with the approval of the Credit Bank, by an instrument signed by the Trustee and filed with the Tender Agent, the Remarketing Agent and the Issuer.

    In the event of the resignation or removal of the Tender Agent, the Tender Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity, and shall deliver all books and records relating thereto, to its successor or, if there be no successor, to the Trustee.

    In the event that the initial Tender Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Tender Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed its successor as Tender Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 9.17, shall be deemed to be the Tender Agent for all purposes of this Indenture until the appointment by the Trustee of the Tender Agent or a successor Tender Agent, as the case may be, notwithstanding the fact that the Trustee may not meet the qualifications set forth in the first paragraph of this Section 9.17. The Tender Agent shall pay to tendering Bondholders the Purchase Price of any Bonds for which it has received a Tender Notice and which have not been remarketed pursuant to Section
3.07 hereof, but solely from amounts received pursuant to a draw under the Letter of Credit; and the Tender Agent shall pay to tendering Bondholders the Purchase Price of any Bonds for which it has received a Tender Notice and which have been remarketed pursuant to Section 3.07 hereof, but solely from amounts received from the Remarketing Agent.

    Insofar as such provisions may be applicable, the Tender Agent shall enjoy the same protective provisions in the performance of its duties hereunder with respect to the Trustee. The Tender Agent shall perform such duties, and only such duties, as are specifically set forth in this Indenture and the Agreement and no implied duties or covenants shall be read into this Indenture or the Agreement against the Tender Agent.


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                                      ARTICLE X

                      AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE

    Section 10.01. WITHOUT CONSENT OF BONDHOLDERS. The Issuer and the Trustee may amend or supplement this Indenture or the Bonds without notice to or the consent of any Bondholder:

         (a) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing, correcting or supplementing any defective provision contained in this Indenture, or in regard to matters or questions arising under this Indenture, or in any other respect whatsoever as the Issuer may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Bonds;

         (b) to grant to the Trustee for the benefit of the Bondholders additional rights, remedies, powers or authority;

         (c) to subject to this Indenture additional collateral or to add other agreements of the Issuer;

         (d) to modify this Indenture or the Bonds to permit qualification under the Trust Indenture Act of 1939 or any similar federal statute at the time in effect, or to permit the qualification of the Bonds for sale under the securities laws of any state of the United States of America;

         (e) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

         (f) to increase or decrease the number of days specified for the giving of notices under Sections 2.02 or 2.03 and to make corresponding changes to the period for notice of redemption of the Bonds; provided that no decreases in any such number of days shall become effective except while the Bonds bear interest at a Daily Rate or a Weekly Rate and until 30 days after the Trustee has given notice to the Owners of the Bonds;

         (g) to provide for an uncertificated system of registering the Bonds or to provide for the change to or from the Book-Entry System for the Bonds;

         (h) to evidence the succession of a new Trustee or the appointment by the Trustee or the Issuer of a co-trustee;

         (i) to make any change necessary (1) to secure from a Rating Agency a rating on the Bonds equal to the rating on the unsecured indebtedness of the Credit Bank (or parent company of the Credit Bank) or the issuer of any Alternate Credit Facility (2) to provide for, or necessitated by, the issuance of Additional Bonds which does not have any material adverse affect on the interests of any Bondholders or (3) in connection with a Rating Event Date; or

         (j) to modify, alter, amend or supplement this Indenture in any other respect, including amendments which would otherwise be described in Section
    10.02 hereof, if notice of the proposed supplemental indenture is given to Bondholders (in the same manner as notices of redemption are given) at least thirty (30) days before the effective date thereof and, on or before such effective date, the Bondholders have the right to optionally tender their Bonds pursuant to
    Section 2.03 hereof.

Prior to consenting to such amendment or supplement, the Trustee may request, and may conclusively rely, on an Opinion of Counsel that such amendment or supplement complies with this Indenture.

    Section 10.02. WITH CONSENT OF BONDHOLDERS. If an amendment of or supplement to this Indenture or the Bonds without the consent of Bondholders is not permitted by Section 10.01, the Issuer and the Trustee may enter into such amendment or supplement with the consent of the Owners of at least a majority in the aggregate principal amount of the Bonds then Outstanding. However, without the consent of each Bondholder affected, no amendment or supplement may (a) extend the maturity of the principal of, or interest on, any Bond, (b) reduce the principal amount of, or rate of interest on, any Bond, (c) effect a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (d) reduce the percentage of the aggregate principal amount of the Bonds the Owners of which are required to consent to such amendment or supplement, (e) eliminate the Owners' rights to tender the Bonds or any mandatory redemption of the Bonds, or extend the due date for the purchase of Bonds tendered by the Owners thereof or any call date for mandatory redemption, or reduce the purchase or redemption price of the Bonds, (f) create a lien ranking prior to or on a parity with the lien of this Indenture (except for the issuance of Additional Bonds pursuant to Section 2.11 hereof) on the property described in the Granting Clause of this Indenture or (g) deprive any Bondholder of the lien created by this Indenture on such property. In addition, if moneys or U.S. Government Obligations have been deposited or set aside with the Trustee pursuant to Article VII for the payment of Bonds and such Bonds shall not have in fact been actually paid in full, no amendment to the provisions of such Article VII shall be made without the consent of the Owner of each affected Bond.

    Section 10.03. EFFECT OF CONSENTS. After an amendment or supplement becomes effective, it will bind every Bondholder unless it makes a change described in clauses (a) through (g) of the second sentence of Section 10.02, in which case the amendment or supplement will bind each Bondholder who consented to it and each subsequent Owner of a Bond or portion of a Bond evidencing the same debt as the consenting Owner's Bond.

    Section 10.04. NOTATION ON OR EXCHANGE OF BONDS. If an amendment or supplement changes the terms of a Bond, the Trustee may require the Owner to deliver such Bond to the Trustee. The Trustee may place an appropriate notation on such Bond about the changed terms and return it to the Owner. Alternatively, if the Trustee, the Issuer and the Company so determine, the Issuer, in exchange for such Bond, shall execute and the Trustee shall authenticate and deliver a new Bond that reflects the changed terms.

    Section 10.05. SIGNING BY TRUSTEE OF AMENDMENTS AND SUPPLEMENTS. The Trustee shall sign any amendment or supplement to this Indenture or the Bonds authorized by this Article X if such amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplement has such an adverse effect, the Trustee may, but need not, sign it. In signing such an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture and that all conditions precedent contained herein have been complied with.

    Section 10.06. COMPANY AND CREDIT BANK CONSENT REQUIRED. No amendment or supplement to this Indenture or the Bonds shall become effective unless the Company and, when a Letter of Credit is in effect or any amounts are owed to the Credit Bank under the

Reimbursement Agreement, the Credit Bank deliver to the Trustee their written consents to the amendment or supplement.

    Section 10.07. NOTICE TO BONDHOLDERS. The Trustee shall cause notice of the execution of each amendment or supplement to this Indenture or the Loan Agreement to be mailed to the Bondholders by first-class mail. The notice shall, at the option of the Trustee, either (i) briefly state the nature of the amendment or supplement and that copies of it are on file with the Trustee for inspection by the Bondholders or (ii) enclose a copy of such amendment or supplement.

                                      ARTICLE XI

                   AMENDMENTS OF AND SUPPLEMENTS TO LOAN AGREEMENT

    Section 11.01. WITHOUT CONSENT OF BONDHOLDERS. The Issuer may enter into, and the Trustee may consent to, any amendment of or supplement to the Loan Agreement without notice to or the consent of any Bondholder if such amendment or supplement is required or permitted (a) by the provisions of the Loan Agreement or this Indenture (including, in connection with transactions permitted by Section 5.02 of the Loan Agreement, relating to maintenance of the Company' s existence), (b) to cure any ambiguity, inconsistency or formal defect or omission, (c) to identify more precisely the Project, (d) in connection with any authorized amendment of or supplement to this Indenture, (e) to make any change that does not materially adversely affect the rights of any Bondholder, or (f) to make any change necessary to secure from a Rating Agency a rating on the Bonds (i) equal to the rating on the unsecured indebtedness of the Credit Bank (or the parent company of the Credit Bank) or the issuer of any Alternate Credit Facility, or (ii) in the event of a Rating Event Date. Prior to consenting to such amendment or supplement, the Trustee shall request the written consent of the Credit Bank to such amendment or supplement and may request, and may conclusively rely, on an Opinion of Counsel that such amendment or supplement complies with this Section.

    Section 11.02. WITH CONSENT OF BONDHOLDERS. If an amendment of or supplement to the Loan Agreement without the consent of Bondholders is not permitted by Section 11.01, the Issuer may enter into, and the Trustee may consent to, such amendment or supplement with the consent of the Owners of at least a majority in the aggregate principal amount of the Bonds then Outstanding. However, without the consent of each Bondholder affected, no amendment or supplement may result in any occurrence described in clauses (a) through (g) of the second sentence of Section 10.02.

    Section 11.03. CONSENTS BY TRUSTEE TO AMENDMENTS OR SUPPLEMENTS. The
Trustee shall consent to any amendment or supplement to the Loan Agreement authorized by this Article XI if such amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplement has such an adverse effect, the Trustee may, but need not, sign it. In signing a consent to such an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture.

    No Letter of Credit may be modified without the prior written consent of 100% of the holders of the Bonds, except to (a) correct any formal defects therein, (b) effect transfers thereof, (c) effect extensions thereof, (d) effect reductions and reinstatements thereof, (e) increase the stated amount thereof,
(f) effect any change which does not have a material adverse effect upon the interests of the holders of the Bonds, or (g) make any amendment to be effective from and after a mandatory tender date. Pursuant to this Indenture, however, the Company has the right to obtain an Alternate Credit Facility, subject to the requirements set forth therein, without the consent of the Bondholders.

                                     ARTICLE XII

                                    MISCELLANEOUS

    Section 12.01. NOTICES. (a) Any notice, request, direction, designation, consent, acknowledgment, certification, appointment, waiver or other communication required or permitted by this Indenture or the Bonds must be in writing except as expressly provided otherwise in this Indenture or the Bonds.

         (b) Any notice or other communication shall be sufficiently given and deemed given when delivered by hand or mailed by first-class mail, postage prepaid, addressed as follows: if to the Issuer, to La Mirada Industrial Development Authority, 13700 S. La Mirada Boulevard, La Mirada, California 90638, Attn: Treasurer; if to the Trustee, to Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California 92714,
    Attn: Corporate Trust Department, with a copy to Bankers Trust Company of California, N.A.., Four Albany Street, New York, New York 10006, Attn:
    Corporate Trust Department; if to the Company, to Rykoff-Sexton, Inc., 1050 Warrenville Road, Lisle, Illinois 60532, Attn: Chief Financial Officer; if to the Remarketing Agent, to First National Bank of Chicago, One First National Plaza, Suite 0463, Chicago, Illinois 60670, Attention: Municipal Department; if to the Credit Bank, to First National Bank of Chicago, One First National Plaza, Suite 0463, Chicago, Illinois 60670, Attention:
    Municipal Department, and if to the Bondholders, as provided in the Bond registration books kept pursuant to this Indenture. Any addressee may designate additional or different addresses for purposes of this Section 12.01.

    Section 12.02. BONDHOLDERS' CONSENTS. Any consent or other instrument required by this Indenture to be signed by Bondholders may be in any number of concurrent documents and may be signed by a Bondholder or by the Bondholder's agent appointed in writing. Proof of the execution of such document or of the instrument appointing an agent and of the ownership of Bonds, if made in the following manner, shall be conclusive for any purposes of this Indenture with regard to any action taken by the Trustee under such document or instrument:

         (a) The fact and date of a person's signing any document or instrument may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within that jurisdiction that the person signing such document or instrument acknowledged before such officer the execution of such document or instrument, or by an affidavit of any witness to the signing.

         (b) The fact of ownership of any Bond, the principal amount thereof, the number and other identification thereof and the date of holding shall be proved by the registration books kept pursuant to this Indenture.

    In determining whether the Owners of the required aggregate principal amount of Bonds Outstanding have taken any action under this Indenture, Bonds owned by the Company or any person controlling, controlled by or under common control with the Company shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying on any such action, only Bonds which the Trustee knows to be so owned shall be disregarded.

    Any consent or other instrument shall be irrevocable and shall bind any subsequent Owner of a Bond or of any Bond delivered in substitution therefor.

    Section 12.03. LIMITATION OF RIGHTS. Nothing expressed or implied in this Indenture or the Bonds shall give to any person other than the Trustee, the Issuer, the Credit Bank, the Company, the Remarketing Agent and the Bondholders any right, remedy or claim under or with respect to this Indenture.

    Section 12.04. SEVERABILITY. If any provision of this Indenture shall be determined to be unenforceable, such unenforceability shall not affect the enforceability of any other provision of this Indenture.

    Section 12.05. PAYMENTS DUE ON NON-BUSINESS DAYS. If a payment date is not a Business Day at the place of payment, then payment may be made at that place on the next Business Day, and no interest shall accrue for the intervening period.

    Section 12.06. GOVERNING LAW. This Indenture shall be governed exclusively by and construed in accordance with the applicable laws of the State.

    Section 12.07. CAPTIONS. The captions in this Indenture are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this Indenture.

    Section 12.08. NO RECOURSE AGAINST ISSUER'S OFFICERS. No officer, member, director, agent or employee of the Issuer shall be individually or personally liable for any payment on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds, but this Section shall not relieve an officer, member, director, agent or employee of the Issuer from the performance of any official duty provided by law or this Indenture.

    Section 12.09. LIMITATION OF LIABILITY. Notwithstanding anything contained in this Indenture to the contrary, the Bonds shall be limited obligations of the Issuer and shall be payable solely from the revenues and receipts and other amounts received by or on behalf of the Issuer pursuant to the Loan Agreement.

    Section 12.10. COUNTERPARTS. This Indenture may be signed in several counterparts, each of which shall be an original, but all of which together shall constitute the same instrument.

    Section 12.11. NOTICE TO RATING AGENCIES. The Trustee will promptly notify in writing each Rating Agency then rating the Bonds of the following events:

         (1) the expiration, termination, substitution or extension of the Letter of Credit;

         (2) the redemption, purchase or payment of all outstanding Bonds;

         (3) changes in the Loan Agreement, this Indenture, the Letter of Credit, the Reimbursement Agreement or any other legal agreements relating to the Bonds of which the Trustee has notice;

         (4) a change in the method of determining interest on the Bonds;

         (5) any contemplated change in the Trustee or the Remarketing Agreement; and

         (6) any defeasance of the Bonds.

    IN WITNESS WHEREOF, the La Mirada Industrial Development Authority has caused this Indenture to be signed in its name and its corporate seal to be hereunto affixed and attested by its duly authorized officers, and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., in token of its acceptance of the trust created hereunder, has caused this Indenture to be signed in its name by its duly authorized officer, all as of the day and year first above written.

                                             LA MIRADA INDUSTRIAL
                                             DEVELOPMENT AUTHORITY


                                             By  /s/
                                               ---------------------------
                                                     Treasurer

ATTEST:

      /s/
---------------------------
      Secretary

                                             BANKERS TRUST COMPANY OF
                                             CALIFORNIA, N.A., as Trustee


                                             By  /s/
                                               ---------------------------
                                                    Vice President

                                     EXHIBIT A

                                   [FORM OF BOND]


UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR THE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR THE SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                                            $25,900,000


                LA MIRADA INDUSTRIAL DEVELOPMENT AUTHORITY
    TAXABLE VARIABLE/FIXED RATE DEMAND INDUSTRIAL DEVELOPMENT REVENUE
                                 BOND
                       (RYKOFF-SEXTON, INC. PROJECT)
                               SERIES 1996



MATURITY DATE           DATED DATE              CUSIP         INTEREST RATE
-------------           ----------              -----         -------------

December 1, 2026        November 20, 1996      503681 AA6         Variable

REGISTERED OWNER:      CEDE & CO.

PRINCIPAL AMOUNT:      **TWENTY-FIVE MILLION NINE HUNDRED
                        THOUSAND DOLLARS**


     The La Mirada Industrial Development Authority, a public body, corporate and politic, organized and existing under the laws of the State of California, hereby promises to pay, solely from the sources described in this Bond, to the Registered Owner identified above, or registered assigns, on the Maturity Date stated above (or if this Bond is called for earlier redemption as described herein, on the redemption date) the principal amount identified above and to pay interest and premium, if any, as provided in this Bond.

     This Bond is one of the bonds (the "Bonds"), limited to $45,000,000 in aggregate principal amount, issued under the Indenture of Trust dated as of November 1, 1996 (the "Indenture") between the La Mirada Industrial Development Authority (the "Issuer") and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). The initial series of Bonds is issued in the aggregate principal amount of $25,900,000 and is designated as Series 1996. The terms of the Bonds include those in the Indenture. Bondholders are referred to the Indenture for a statement of those terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

     Additional Bonds may be issued for the purposes set forth in the Loan Agreement pursuant to the provisions of the Loan Agreement and the Indenture. The Issuer and the Company may from time to time agree upon and approve the issuance and delivery of

Additional Bonds in such amount as shall be determined by said parties as permitted by law in effect at the time thereof. All Additional Bonds shall rank pari passu with, and shall have such interest payment dates, maturity date, redemption dates and redemption premiums as this Bond, but shall bear such date or dates and be sold at such prices as shall be approved in writing by the Issuer and the Company.

     The Bonds and the interest thereon are limited obligations of the Issuer, payable solely from the Revenues. No property of the Company has been pledged to the Trustee as collateral for the Bonds. Neither the faith and credit nor the taxing power of the City of La Mirada (the "City") nor the State of California is pledged to the payment of the principal of or interest on the Bonds. None of the State, the City, any other political subdivision of the State (except the Issuer, to the limited extent set forth in the Indenture) shall in any event be liable for the payment of the principal of, premium (if any) or interest on the Bonds or for the performance of any pledge, obligation or agreement of any kind whatsoever of the Issuer, and none of the Bonds or any of the Issuer's agreements or obligations shall be construed to constitute an indebtedness of or a pledge of the faith and credit of or a loan of the credit of any of the foregoing within the meaning of any constitutional or statutory provisions whatsoever.

     The Issuer will lend the proceeds of the Bonds to Rykoff-Sexton Inc., a Delaware corporation (the "Company"), pursuant to a Loan Agreement dated as of November 1, 1996 (the "Loan Agreement") between the Issuer, the Trustee and the Company. The Company will use the proceeds of the Bonds to finance the acquisition, construction, installation and equipping of a warehouse and distribution facility located in the City of La Mirada, California (the "Project"). The Company has agreed in the Loan Agreement to pay the Issuer amounts sufficient to pay all amounts coming due on the Bonds, and the Issuer has assigned its right to such payments under the Loan Agreement to the Trustee as security for the Bonds. The Indenture and the Loan Agreement may be amended, and references to them include any amendments.

     The Bonds are issued pursuant to and in full compliance with the laws of the State of California, particularly Chapter 1 of Title 10 of the Government Code of the State of California (the "Act"), and pursuant to a resolution adopted by the Issuer on November 12, 1996, which resolution authorizes the execution and delivery of the Loan Agreement and the Indenture. The Bonds are limited obligations of the Issuer and, as provided in the Indenture, is payable solely from payments to be made by the Company under the Loan Agreement, from a Letter of Credit as described below (but only so long as a Letter of Credit is in effect) and from any other moneys held by the Trustee under the Indenture for such purpose, and other than as provided in the Loan Agreement, there shall be no recourse against the Issuer or any other property now or hereafter owned by it.

     The Bonds are initially secured by a letter of credit (the "Letter of Credit") issued by The First National Bank of Chicago in favor of the Trustee. The Letter of Credit entitles the Trustee to draw an amount sufficient to pay the principal of the Bonds, plus an amount equal to 41 days' interest accrued on the Bonds at the Maximum Rate. In addition, the Letter of Credit entitles the Trustee to draw an amount sufficient to pay the Purchase Price (as defined in the Indenture) of Bonds tendered for purchase pursuant to the Indenture and not remarketed. It expires December 1, 1999, or on the earlier occurrence of events specified in it. On its expiration, unless the Company has provided another credit facility meeting the requirements of the Indenture, the Bonds will be purchased pursuant to the provisions of the Indenture.

     The Issuer has established a book-entry only system of registration for the Bonds (the "Book-Entry System"). Except as specifically provided otherwise in the Indenture, the Securities Depository (or its nominee) will be the Registered Owner of this Bond. By acceptance of a confirmation of purchase, delivery or transfer, the Beneficial Owner of this Bond shall be deemed to have agreed to this arrangement. The Securities Depository (or its nominee), as Registered Owner of this Bond, shall be treated as its owner for all purposes.

    Interest on this Bond will be paid at a Daily Rate, a Weekly Rate, a Commercial Paper Rate or a Long-Term Interest Rate, as selected by the Company and as determined in accordance with the Indenture, but in no event shall the interest rate exceed the Maximum Rate. The "Maximum Rate" is defined in the Indenture to mean the rate per annum equal to the lesser of (a) 12% per annum, or (b) if a Letter of Credit is then in effect, the maximum interest rate for purposes of calculating the interest portion of the stated amount of such Letter of Credit. The interest rate and the Interest Mode applicable to this Bond shall be determined pursuant to and as set forth in the Indenture. In the event that the appropriate interest rate, Commercial Paper Period or Long-Term Interest Rate Period is not or can not be determined for whatever reason, the method of determining interest on the Bonds shall be converted automatically to the Weekly Rate or as otherwise set forth in the Indenture. Interest will initially be payable at a Weekly Rate as set forth in the Indenture. The Company may change the interest rate determination method from time to time pursuant to the provisions of the Indenture. A change in the interest rate determination method results in mandatory tender for purchase of the Bonds as set forth below. While there exists an Event of Default under the Indenture, the interest rate on the Bonds will be the interest rate on the Bonds in effect on the day before the Event of Default occurred.

    When interest is payable at a Daily, Weekly or Commercial Paper Rate, it will be computed on the basis of the actual number of days elapsed over a year of 365 days (366 in leap years), and when payable at a Long-Term Interest Rate, it will be computed on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent lawful, on overdue premium and interest will be payable at the interest rate on each Bond in effect on the day before the default occurred.

    Interest will accrue on the unpaid portion of the principal of this Bond from the last date to which interest was paid or, if no interest has been paid, from the date of the original issuance of the Bonds until the entire principal amount of this Bond is paid. The Bonds will initially bear interest from the Closing Date at the Weekly Rate, and thereafter will bear interest from the Interest Payment Date next preceding the date of authentication; unless (i) authenticated prior to the first Interest Payment Date, in which event such Bonds will bear interest from the Closing Date, (ii) authenticated on an Interest Payment Date, in which event the Bonds shall bear interest from the date of authentication; or (iii) authenticated after a Record Date and before the following Interest Payment Date, in which event the Bonds shall bear interest from the following Interest Payment Date.

    "Interest Payment Date" is defined in the Indenture to mean (a) for interest accrued during any Daily Rate Period, the first Business Day of each month, commencing with the first Business Day of the month next succeeding each Daily Rate Conversion Date, or, if applicable, the Closing Date, any Purchase Date established pursuant to the Indenture or any date upon which the outstanding principal amount of Bonds becomes due, (b) for interest accrued during any Weekly Rate Period, the first Business Day of each month, commencing with the first Business Day of the month next succeeding each Weekly Rate Conversion Date, or, if applicable, the Closing Date, any Purchase Date established pursuant to the Indenture or any date upon which the outstanding principal amount of Bonds becomes due, (c) for interest accrued during any Long-Term Interest Rate Period, the first date of the sixth calendar month following the Long-Term Interest Rate Conversion Date and the first day of each successive sixth calendar month, if any, of such Long-Term Interest Rate Period; provided, however, the final Interest Payment Date with respect to any such Long-Term Interest Rate Period shall be the first Business Day of the calendar month immediately following the expiration of such Long-Term Interest Rate Period, or the maturity date of the Bonds (if such Long-Term Interest Rate

Period extends to the final maturity of the Bonds), and (d) for interest accrued during any Commercial Paper Period, the Business Day which immediately succeeds the last date of any Commercial Paper Period applicable to any Bond.

    "Record Date" is defined in the Indenture to mean the close of business on the Business Day next preceding any Interest Payment Date; provided, however, with respect to any Interest Payment Date for a Long-Term Interest Rate Period, the "Record Date" shall be the close of business on the fifteenth day of the calendar month next preceding such Interest Payment Date.

    The principal or redemption price of this Bond will be payable, upon surrender of such Bonds, at the corporate trust office of the Trustee. Interest on this Bond will be payable to the registered owner as of the close of business on the Record Date with respect to an Interest Payment Date, by check mailed by first class mail on the applicable Interest Payment Date; provided that payment of interest at a Daily Rate, Weekly Rate or Commercial Paper Rate will be made by the Trustee by wire transfer to the owner of $1,000,000 or more in aggregate principal amount of Bonds upon such owner providing the Trustee with written wire transfer instructions acceptable to the Trustee at least two Business Days before the applicable Record Date. If and to the extent there shall be a default in the payment of the interest due with respect to Bonds on such Interest Payment Date, such defaulted interest shall be paid to the Bondholders in whose names any such Bonds (or any Bond or Bonds issued upon registration of transfer or exchange thereof) are registered at the close of business on the Business Day next preceding the date of payment of such defaulted interest.

    Bonds may be transferred upon surrender of such Bonds at the principal corporate trust office of the Trustee in Irvine, California or in the case of tenders as described herein, at any time when the Bonds are not in a Book-Entry System, at the office designated by the Tender Agent, together with an assignment satisfactory to the Trustee or the Tender Agent, as the case may be, duly executed by such holder or such holder's duly authorized attorney. Bonds may be exchanged at the principal corporate trust office of the Trustee for a like aggregate principal amount of Bonds in authorized denominations. Except in connection with the purchase of Bonds tendered for purchase, the Trustee shall not be required to make any such transfer of exchange of any Bond during the period beginning 15 days before the mailing of notice calling the Bonds for redemption and ending on the redemption date. Notwithstanding the foregoing, the Trustee or, at any time when the Bonds are not in a Book-Entry System, the Tender Agent shall authenticate and make available for receipt by the purchaser or purchasers of any Bond tendered or deemed to be tendered in accordance herewith, against payment therefor, a new fully registered Bond or Bonds, in Authorized Denominations, in an aggregate principal amount equal to the principal amount of the Bonds so deemed to have been tendered. The Trustee will charge to the owner for every such transfer and every exchange of a Bond sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such transfer or exchange. Notwithstanding the foregoing, when the Bonds are held in the Book-Entry System, transfers of beneficial ownership for Bonds will be made pursuant to rules and procedures established by the Securities Depository. The Trustee has been appointed the initial Tender Agent.

    When interest on the Bonds is payable at a Daily Rate and the Book-Entry System is in effect, a Beneficial Owner of a Bond may tender such Bond (or any portion thereof in an authorized denomination) by delivering an irrevocable written notice, promptly confirmed in writing, to the Remarketing Agent by 10:30 a.m., New York City time, on any Business Day, stating the principal amount of the Bond (or portion thereof) being tendered, the name, address and taxpayer identification number of such Beneficial Owner, payment instructions for the purchase price and the Business Day (which may be the date the notice is delivered) on which such Bond (or portion thereof) is to be purchased.

    When interest on the Bonds is payable at a Daily Rate and the Book-Entry System is not in effect, an Owner of a Bond may tender such Bond (or any portion thereof in an Authorized Denomination) by delivering a notice as described above (which shall include the certificate number of such Bond), and shall also deliver such Bond to the Tender Agent by 11:00 a.m. New York City time, on the date of purchase.

    When interest on the Bonds is payable at a Weekly Rate and the Book-Entry System is in effect, a Beneficial Owner of a Bond may tender such Bond (or any portion thereof in an authorized denomination) by delivering an irrevocable written notice, promptly confirmed in writing, to the Remarketing Agent on any Business Day, stating the principal amount of the Bond (or portion thereof) being tendered, the name, address and taxpayer identification number of such Beneficial Owner, payment instructions for the Purchase Price and the Purchase Date (which must be a Business Day at least seven days after the notice is delivered) on which such Bond (or portion thereof) is to be purchased.

    When interest on the Bonds is payable at a Weekly Rate and the Book-Entry System is not in effect, an Owner of a Bond may tender such Bond (or any portion thereof in an authorized denomination) by delivering a notice as described above (which shall include the certificate number of such Bond), and shall also deliver such Bond to the Remarketing Agent by 11:00 a.m., New York City time, on the date of purchase.

    The beneficial interests of the Beneficial Owners of all Outstanding Bonds are subject to mandatory purchase in whole (or if such Bonds are not then in the Book-Entry System, all Bonds are subject to mandatory tender in whole by the holders thereof to the Tender Agent at its Principal Office) on each date described below (a "Mandatory Purchase Date") at the Purchase Price.

         (a) On each Conversion Date (provided that, in the event less than all of the Bonds are being converted, only the Bonds being converted will be subject to mandatory tender);

         (b) On each Commercial Paper Rate Reset Date and Long-Term Interest Rate Reset Date with respect to any Bond (provided that only those Bonds whose interest rates are being reset on such date shall be subject to mandatory tender);

         (c) On (i) a Substitution Date (provided that with respect to Bonds in the Commercial Paper Mode, the date of substitution or release may not be prior to the expiration date of the then applicable Interest Period for all then applicable Commercial Paper Periods), (ii) the Rating Event Date or (iii) on the second Business Day prior to the release, expiration or termination of the then existing Letter of Credit for any other reason;

         (d) On each optional redemption date pursuant to the Indenture for which the Company has elected to purchase bonds in lieu of optional redemption; and

         (e) Not more than five (5) days subsequent to receipt of a written notice from the Credit Bank that an Event of Default under the Reimbursement Agreement has occurred and is continuing and directing a mandatory tender for purchase of the Bonds.

    Not later than 7 days prior to a Mandatory Purchase Date described in (b) or (c) above, and not later than 2 days prior to a Mandatory Purchase Date described in (e) above, the Trustee will mail notice to all owners of the Bonds stating that (1) due to the occurrence of one of the events described above (which event will be specified), such Owners' Bonds will be subject to mandatory tender on the Mandatory Purchase Date (which date shall be specified);

(2) that, subject to clause (4) below, all such owners who fail to tender their Bonds for purchase on the Mandatory Purchase Date will nonetheless be deemed to have tendered their Bonds for purchase on such date; (3) that, subject to clause
(4) below, any such Bonds not delivered to the Tender Agent on or prior to the Mandatory Purchase Date, for which there has been irrevocably deposited in trust with the Trustee or the Tender Agent on or prior to the Mandatory Purchase Date Available Moneys sufficient to pay the Purchase Price of such Undelivered Bonds on the Mandatory Purchase Date, shall be deemed to have been so purchased at the Purchase Price, and such Bonds shall no longer be considered to be outstanding for purposes of the Indenture and shall no longer be entitled to the benefits of the Indenture, except for the payment of the Purchase Price thereof (and no interest shall accrue thereon subsequent to the Mandatory Purchase Date); and
(4) that notwithstanding the foregoing, while the Bonds are held in the Book-Entry System, Bonds need not be physically tendered on the Mandatory Purchase Date, and transfers of beneficial ownership interests will be effected by the Securities Depository in accordance with its rules and procedures. With respect to mandatory purchases described in (a) or (d) above, such notice will be given as part of the notice of conversion or optional redemption, as the case may be. No failure on the part of the Trustee to give such notice will affect the requirement that Bonds be purchased or tendered for purchase on the Mandatory Purchase Date.

    While Bonds are not in a Book-Entry System, owners of Undelivered Bonds will have no rights or benefits under the Indenture with respect to such Bonds other than to receive the Purchase Price for such Bonds upon surrender of such Bonds to the Tender Agent.

    Anything herein to the contrary notwithstanding, no Bonds shall be purchased pursuant to the optional tender provisions included in the Indenture or remarketed pursuant to the Indenture if an Event of Default regarding amounts due and payable with respect to the Bond shall have occurred and be continuing, and no Bonds shall be purchased pursuant to the optional tender provisions included in the Indenture or remarketed pursuant to the Indenture during a Commercial Paper Period or a Long-Term Interest Rate Period; nor shall any Bond by purchased pursuant to the optional tender provisions included in the Indenture if such Bond is known by the Trustee to be registered in the name of the Issuer, the Credit Bank, or the Company.

    Notwithstanding any provision herein to the contrary, so long as the Bonds are subject to a system of book-entry-only transfers pursuant to the Indenture, any requirement for the delivery of Bonds to the Trustee or the Tender Agent in connection with an optional or mandatory tender pursuant to the Indenture shall be deemed satisfied upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Bonds tendered for purchase to the account of the Tender Agent, or a Direct Participant acting on behalf of the Tender Agent, including the Remarketing Agent.

    "Purchase Price" is defined in the Indenture to mean 100% of the principal amount of Bonds to be purchased, plus interest accrued thereon, if any, to the Purchase Date; provided, however, in the event Bonds are manditorily tendered for purchase on a Substitution Date, the or Rating Event Date, upon release, expiration or termination of the existing Letter of Credit for any reason or upon purchase of the Bonds in lieu of redemption, any of which occurring while the Bonds are in a Long Term Interest Rate Mode, the Purchase Price shall mean the principal amount of Bonds to be purchased, plus interest accrued thereon, if any, to the Purchase Date, plus a premium equal to the redemption premium at the time payable pursuant to Section 3.01(c) hereof.

    The Bonds are subject to optional redemption, mandatory redemption and extraordinary optional redemption upon the circumstances, on the dates and at the prices set forth as follows:

         (a) WEEKLY RATE MODE AND DAILY RATE MODE. While the Bonds are in the Weekly Rate Mode or the Daily Rate Mode, the Bonds will be subject to optional redemption, in whole or in part, on any Business Date upon at least 45 days' prior written notice delivered to the Trustee, the Credit Bank and the Remarketing Agent by the Company, at a redemption price equal to 100% of the aggregate principal amount of the Bonds to be redeemed, plus accrued interest thereon to the redemption date, without premium.

         (b) COMMERCIAL PAPER RATE MODE. While the Bonds are in the Commercial Paper Mode, the Bonds in any given Commercial Paper Period will be subject to optional redemption, in whole or in part, on the Interest Payment Date with respect to such Commercial Paper Period, upon at least 45 days' prior written notice delivered to the Trustee, the Credit Bank and the Remarketing Agent by the Company, at a redemption price equal to 100% of the aggregate principal amount of the Bonds to be redeemed, plus accrued interest thereon to the redemption date, without premium.

         (c) LONG-TERM INTEREST RATE MODE. While the Bonds are in the Long-Term Interest Rate Mode, the Bonds are subject to optional redemption, in whole or in part, at any time, upon at least 45 days' prior written notice by the Company delivered to the Trustee, the Credit Bank and the Remarketing Agent, at the applicable redemption price (expressed as a percentage of the principal amount to be redeemed) set forth below, plus accrued interest thereon the date of redemption:


    Length of Currently Applicable           Dates after Which Redemption
    Long Term Interest Rate Period                  Is Allowed and
      (Expressed in Whole Years)                  Redemption Prices (1)
      --------------------------                  ---------------------

    greater than 10                          after 10 years at 102%, declining
                                             by 1% annually to 100%

    less than or equal to 10 and greater     after 5 years at 102%, declining
    than 7                                   by 1% annually to 100%

    less than or equal to 7 and greater      after 3 years at 102%, declining
    than 4                                   by 1% annually to 100%

    less than or equal to 4                  not callable

(1) Measured from the start of the currently applicable Long-Term Interest Rate Period.

    Notwithstanding the foregoing, the Bonds when in a Long-Term Interest Rate Period may be subject to optional redemption upon terms different than those set forth above (or not subject to optional redemption during such period) if the Company delivers to the Trustee on or before the first day of such Long-Term Interest Rate Period a certificate specifying different optional redemption dates or prices to be in effect during such period (or that the Bonds will not be subject to optional redemption during such Period).

    The Company has the option to cause the Bonds to be subject to mandatory tender for purchase in lieu of an optional redemption of Bonds as set forth above. Such option may be exercised by delivery by the Company to the Trustee and Remarketing Agent on or prior to the Business Day preceding the optional redemption date of a written notice specifying that the Bonds shall not be redeemed, but instead shall be subject to mandatory tender for purchase pursuant to the Indenture. Upon delivery of such notice, the Bonds will not be redeemed but will instead be subject to mandatory tender as described in the Indenture at a tender price equal to the price at which the Bonds would have been redeemed on the date which would have been the optional redemption date.

         (d) The Bonds shall be subject to mandatory redemption, in whole, on a date not later than three (3) days after receipt of the notice and direction described below, a price equal to the principal amount of Bonds to be redeemed, plus accrued interest thereon to the date fixed for redemption, without premium, following an event of default under the Reimbursement Agreement as so notified by the Credit Bank together with a direction by the Credit Bank that the Bonds be redeemed.

         (e) While the Bonds are in the Commercial Paper Mode or the Long-Term Interest Rate Mode, the Bonds are subject to extraordinary optional redemption in whole or in part on any date at a redemption price equal to 100% of the aggregate outstanding principal amount of the Bonds, plus accrued interest thereon to the redemption date, without premium, at the direction of the Company as a result of the occurrence of any of the events described below:

              (1) the Project has been damaged or destroyed to such an extent that, in the judgment of the Company, (i) it cannot be reasonably restored to substantially the condition thereof immediately preceding such damage or destruction, (ii) the Company is thereby prevented from carrying on normal operations at the Project for a period of nine or more consecutive months following such damage or destruction, or (iii) it would not be economically feasible for the Company to replace, repair, rebuild, or restore the same;

              (2) title in and to, or the temporary use of, all or a material portion of the Project has been taken under the exercise of the power of eminent domain (or sold in lieu of such a taking) by any governmental authority, or person acting under governmental authority and such a taking or sale as, in the judgment of the Company may result in the Company being prevented thereby from carrying on normal operations at the Project for a period of none or more consecutive months;

              (3) as a result of any changes in the Constitution of the State or the Constitution of the United States of America or by legislative or administrative action (whether State or Federal) or by final decree, judgment, decision or order of any court or administrative body (whether State or Federal), the Agreement has become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed therein.

    To exercise its option to effect an extraordinary optional redemption, the Company must deliver to the Trustee written notice of the occurrence of any such event and of its election to cause the Bonds to be redeemed as a result thereof. Such notice will specify the redemption date which shall be at least 40 days after the date of delivery of such notice to the Trustee.

    The Registered Owner of this Bond will be treated as the owner for all purposes, and all payments of principal, premium, interest and purchase price shall be made only to or upon the written order of the Registered Owner or the Registered Owner's legal representative.

    If the Company at any time deposits with the Trustee moneys or U.S. Government Obligations as described in the Indenture sufficient to pay at maturity or on redemption the principal of and premium, if any, and interest on the Outstanding Bonds, and if the Company also pays all other sums then payable by the Company under the Indenture, the lien of the Indenture will be discharged. After discharge, Bondholders must look only to the deposited moneys and securities for payment. U.S. Government Obligations means (i) noncallable direct obligations of the United States of America for which its full faith and credit are pledged, (ii) noncallable obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligations of the United States of America, or (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii).

     This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been duly executed by the Trustee.

     IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

    IN WITNESS WHEREOF, the LA MIRADA INDUSTRIAL DEVELOPMENT AUTHORITY has caused this Bond to be executed in its name by its Chairman by his manual or facsimile signature and attested by the manual or facsimile signature of its Secretary.

                                       LA MIRADA INDUSTRIAL
                                       DEVELOPMENT AUTHORITY


                                       By _____________________________
                                                    Chairman


ATTEST:


__________________________
      Secretary

                   [TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


Date of Authentication: _______________________, ___.


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., Trustee, certifies
                                       that this is one of the Bonds referred
                                       to in the Indenture.


                                       By _________________________________
                                                Authorized Signatory

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in     UNIF GIFT MIN ACT- ________ Custodian _________
         common                                (Cust)             (Minor)

TEN ENT- as tenants by the
         entireties                        under Uniform Gifts to Minors

JT TEN-  as joint tenants
         with right of                     Act ___________________________
         survivorship and                                 (State)
         not as tenants in
         common

Additional abbreviations may also be used though not in list above.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto ________
______________________________________________________________________________

     PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER OF ASSIGNEE
______________________________________________

______________________________________________


______________________________________________________________________________
                     (Name and Address of Assignee)

______________________________________________________________________________
the within Bond and does hereby irrevocably constitute and appoint

______________________________________________________________________________
attorney to transfer the said Bond on the books kept for registration thereof with full power of substitution in the premises.

Date:_______________________________

Signature guaranteed:

____________________________________   ________________________________________
                                       NOTICE: The signature to this
                                       assignment must correspond with
                                       the name of the registered owner
                                       as it appears upon the face of the
                                       within Bond in every particular,
                                       without alteration or enlargement
                                       or any change whatever. Signatures
                                       must be guaranteed by an "eligible
                                       guarantor institution" meeting the
                                       requirements of the Trustee, which
                                       requirements include membership or
                                       participation in the Securities
                                       Transfer Agents Medallion Program
                                       ("STAMP"), the Stock Exchange
                                       Medallion Program ("SEMP") or the
                                       New York Stock Exchange, Inc.
                                       Medallion Signature Program
                                       ("MSP").